                                                                   EXHIBIT 10.15



                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                   NOVATEL WIRELESS INC. MOBILE TERMINAL UNITS


                                     BETWEEN

                              NOVATEL WIRELESS INC.

                                       AND

                        VOICESTREAM WIRELESS CORPORATION





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

   TABLE OF CONTENTS


   1 DEFINITIONS.............................................................................1


   2 PURCHASES AND SCOPE OF SUPPLY...........................................................4

   2.3  PERSONS AUTHORIZED TO PURCHASE; SUPPLY OF DELIVERABLES AND PURCHASE ORDERS...........4
   2.5  TECHNICAL INTERFACE..................................................................4
   2.6  POINT-OF-SALE PACKAGING..............................................................5
   2.13 CO PRODUCTS..........................................................................7
   2.8  PRODUCT TEST INSTRUMENTATION.........................................................7
   2.9  ACCESSORIES..........................................................................7
   2.12 UPDATE TO CHANGED STANDARDS..........................................................8
   2.15 MINIMUM HANDSET PROCUREMENT..........................................................8
   2.14 ALLOCATION OF PRODUCTION.............................................................9
   2.18 EMBEDDED PERMITTED SYSTEM RESTRICTION; PRE-LOADED SIM................................9
   2.19 RESALE BY BUYER.....................................................................10
   2.20 SOFTWARE LICENSE....................................................................10
   2.21 DATABASE............................................................................10
   2.22 COUNTRY OF ORIGIN...................................................................10
   2.23 BATTERY RECYCLING...................................................................10
   2.24 ADVERTISING DISPLAY MATERIAL........................................................10

   3 CUSTOMER REPRESENTATIVE................................................................11

   3.1  PROGRAM MANAGER REQUIRED............................................................11
   3.3  REPORTING AND MEETINGS..............................................................11

   4 PRICES.................................................................................11

   5.1  PRICE LIST; CHANGES AS NEW PRODUCTS ARE INTRODUCED..................................12
   5.2  MOST FAVORED CUSTOMER...............................................................13
   5.7  TAXES AND OTHER CHARGES.............................................................14

   5 INVOICING AND TERMS OF PAYMENT.........................................................14

   6.2  INVOICE UPON SHIPMENT...............................................................14
   6.5  PAYMENT.............................................................................14
   6.6  PAST DUE PAYMENTS...................................................................14
   6.7  AMOUNTS IN DISPUTE..................................................................14

   6 SELLER ADVERTISING ACCOUNT.............................................................14


   7 TRADEMARKS AND LOGOS...................................................................15

   9.1  BUYER'S LOGO ON PRODUCTS; ADVANCE CONSENT OF BUYER FOR OTHER LOGOS..................15
   9.2  ARTWORK AND REPRODUCTION............................................................15
   10.8 INABILITY TO MEET REQUIRED DELIVERY DATE............................................18
   10.10  FAILURE TO MEET REQUIRED DELIVERY DATE............................................18
   10.10  RIGHT TO COVER....................................................................18
   10.12  DISCREPANCIES.....................................................................19

   10.15 MODIFICATIONS TO PURCHASE ORDER....................................................19
   4.1  ACCEPTANCE TEST PROCEDURE TO BE DEFINED.............................................20
   4.2  REGULATORY..........................................................................20
   4.7  ISO 9000 COMPLIANCE; AUDITS.........................................................20
   4.4  COMMERCIAL TEST PROCEDURES MARKET VERIFICATION TEST.................................21
   4.6  SAMPLE TESTING......................................................................21
   12.2 EXTENDED TERM FOR CERTAIN PROVISIONS................................................23

   11. TITLE AND RISK OF LOSS...............................................................23

   12 PRODUCT SUPPORT.......................................................................23

   14.1 TRAINING SUPPORT....................................................................23
   14.2 TECHNICAL SUPPORT...................................................................24
   14.3 DOCUMENTATION.......................................................................24
   14.4 SURVIVAL AND EXTENDED TERM..........................................................25

   13 WARRANTY AND SERVICE REPAIR...........................................................26

   4.3  INTER-OPERABILITY TESTING...........................................................26
   2.4  COMPLIANCE..........................................................................26
   11.1 RETURN OF DEFECTIVE PRODUCTS........................................................28
   16.3 SURVIVAL AND TERM...................................................................29

   14 TERMINATION; LIMITATION OF LIABILITY..................................................29

   17.1 DEFAULT.............................................................................29
   17.3 BANKRUPTCY..........................................................................29
   17.4 LIMITATION OF LIABILITY.............................................................30
   17.6 RIGHTS OF PARTIES UPON TERMINATION BY SELLER........................................31

   15 CONFIDENTIALITY.......................................................................31

   18.1 CONFIDENTIAL INFORMATION DEFINED....................................................31
   18.2 EXCEPTIONS..........................................................................32
   18.3 SURVIVAL............................................................................32

   16 FORCE MAJEURE.........................................................................32

   19.1 FORCE MAJEURE.......................................................................32
   19.3 BUYER'S RIGHT TO TERMINATE FOR FORCE MAJEURE........................................33
   19.4 SELLER'S RIGHT TO TERMINATE FOR FORCE MAJEURE.......................................33

   17 PRODUCT LIABILITY INDEMNIFICATION.....................................................33

   18 INTELLECTUAL PROPERTY INDEMNIFICATION.................................................33

   19 DISPUTE RESOLUTION....................................................................34

   22.1 INTERNAL ESCALATION.................................................................34
   22.2 MEDIATION...........................................................................35
   22.3 ARBITRATION OF DISPUTES.............................................................35
   22.4 CONTINUE TO PERFORM.................................................................36

   20 NON-EXCLUSIVE AGREEMENT...............................................................36

   21 INSURANCE.............................................................................36

   24.1 SELLER TO MAINTAIN..................................................................36
   24.3 LEVEL OF INSURANCE..................................................................37

   24.4 CERTIFICATES OF INSURANCE...........................................................37
   24.5 NO WAIVER...........................................................................37

   22 ASSIGNMENT............................................................................37

   25.1 CONSENT REQUIRED....................................................................37
   25.2 INVALID WITHOUT COMPLIANCE..........................................................37
   25.3 ASSIGNS.............................................................................38

   23 NOTICES...............................................................................38

   24 PUBLICITY.............................................................................38

   25 COMPLIANCE WITH LAWS; GOVERNING LAW...................................................39

   26 WAIVERS OF DEFAULT....................................................................39

   27 AMENDMENTS............................................................................39

   28 ORDER OF PRECEDENCE...................................................................39

   29 HEADINGS..............................................................................40

   30 SEVERABILITY..........................................................................40

   31 SURVIVAL..............................................................................40

   32 LICENSE...............................................................................40

   33 PARTY RELATIONSHIP....................................................................40

   35 COUNTERPARTS..........................................................................41

   39.1 INCORPORATION.......................................................................41

   37 ENTIRE AGREEMENT......................................................................41

   ATTACHMENT A-1 PRODUCT 1 -- GPRS  - PCS PC CARD..........................................44

   ATTACHMENT A-2 PRODUCT 2 -- GPRS  - PCS PC CARD 8-SLOT...................................46

   ATTACHMENT A-3 PRODUCT 3 -- GPRS  - GSM/PCS PC CARD 900/1900.............................48

   ATTACHMENT B DATES FOR COMPLETION OF ATTACHMENTS.........................................50

   ATTACHMENT C PRICES......................................................................51

   ATTACHMENT D SAMPLE TESTING PROTOCOL.....................................................53

   ATTACHMENT E  ACCEPTANCE TEST PROCEDURE..................................................56

   PENDING..................................................................................56

   ATTACHMENT F WARRANTY....................................................................57

   ATTACHMENT G DATABASE FORMAT.............................................................58

   ATTACHMENT H ADVERTISING DISPLAY MATERIAL................................................59

   ATTACHMENT I RETURN POLICY...............................................................60

   ATTACHMENT J  GPRS DEVELOPMENT SCHEDULE..................................................61

   LEVEL ONE TECHNICAL SUPPORT..............................................................63

   LEVEL TWO TECHNICAL SUPPORT..............................................................63

   TECHNICAL SUPPORT TRAINING...............................................................64

  LIST OF CONTRACT ATTACHMENTS

  ATTACHMENT               DESCRIPTION
  Attachment A-1           Description of Product 1 (specifications)
  Attachment A-2           Description of Product 2 (specifications)
  Attachment A-3           Description of Product 3 (specifications)

  Attachment B             Dates for Completion of Attachments
  Attachment C             Prices
  Attachment D             Sample Testing Protocol
  Attachment E             Acceptance Test Procedure

  Attachment F             End-user warranty
  Attachment G             Database Format
  Attachment H             Advertising Display Material
  Attachment I             Return Policy
  Attachment J             GPRS Development Schedule
  Attachment K             Technical Support

                         AGREEMENT FOR PURCHASE AND SALE

                                       OF

                NOVATEL WIRELESS INC. GPRS MOBILE TERMINAL UNITS

THIS AGREEMENT FOR PURCHASE AND SALE OF NOVATEL WIRELESS INC. MOBILE TERMINAL UNITS (the "Agreement"), is made and effective as of the __ day of March, 2000, by and between VoiceStream Wireless Corporation, a Delaware corporation with its principal place of business in Bellevue, Washington ("Buyer"), and Novatel Wireless Inc., a Delaware corporation, with its principal place of business in San Diego, California ("Seller").

                                    RECITALS

A. Buyer has received authority from the FCC (as defined herein below) to construct and operate PCS (as defined herein below) networks in certain areas within the jurisdiction of the United States and may receive authority to operate additional such systems.

B. Seller has offered to sell to Buyer and Buyer wishes to buy the wireless communications subscriber devices and accessories described herein at the prices and discounts and on the terms and conditions specified herein .

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:


1       DEFINITIONS

        The capitalized terms used in this Agreement or in an Attachment to this Agreement have the meanings set forth below:

AFFILIATE means any partnership, corporation or other entity in which Buyer owns a fifteen percent (15%) or greater equity interest or any entity controlling, controlled by or under common control with Buyer, which operates or is authorized to operate a Cellular System or PCS system in North America including the Caribbean Islands.

ANNUAL FORECAST means that annual forecast of Buyer's purchase volume only, updated monthly, supplied by Buyer to Seller, as more specifically described in Section 8.1.

AUTHORIZED PURCHASER means Buyer's selected, dealers, and agents, GSM network operators, retail stores, distribution centers, third party warehouses, and those other third party dealers with whom Buyer has a relationship at the time of such third party's contracting with Seller for the purchase of Handsets.

BTA means Basic Trading Area, a geographic area designated by the Federal
        Communications Commission for the purpose of granting authorizations to construct and operate PCS networks.

COMMERCIAL PRODUCTS means that Products have passed the testing process defined in Section 9, have received any necessary regulatory approvals, and is ready in all respects for public sale.

COMMERCIAL TEST PROCEDURES (CTP) means that test procedure, as provided in
        Section 9 and elsewhere, for Commercial Products.

CONFIDENTIAL INFORMATION means information that the parties are obligated to protect as more fully provided in Section 15.

END-USER means the owner or user of a Handset (i.e., the person who buys and uses a Product).

FCC OR FEDERAL COMMUNICATIONS COMMISSION means the agency of the United States
        Government charged with authorizing PCS networks, currently the Federal Communications Commission, or its successor agency.

HANDSET(s) means a mobile station in the PCS service intended to be used while in motion or during halts at unspecified points and conforming to the PCS 1900 specifications, as appropriate. Handsets include handheld portable units and units installed in vehicles. Handsets shall also include data-only or voice and data subscriber equipment products designed for use with computer devices, and includes the PCS cards described on Attachments A-1 through A-3 and such other attachments upon which the parties may subsequently agree in writing and attach to this Agreement.

INTELLECTUAL PROPERTY CLAIM (IP CLAIM) means a claim involving Buyer's or
        Seller's intellectual property rights, as more fully described in
        Section 19.

INVENTORY means all Products owned and held by Buyer or its Authorized
        Purchasers for resale or use.

MINIMUM PURCHASE TERM means that 12-month period of time (i) commencing on the date of delivery from Seller of the first Commercial Products purchased and accepted by Buyer.

MTA means Major Trading Area, a geographic area designated by the Federal
        Communications Commission for the purpose of granting authorizations to construct and operate PCS networks. References to MTAs shall include BTAs.

PERSONAL COMMUNICATIONS SERVICE ("PCS") means a system authorized by the FCC to provide public correspondence using cellular radio techniques and operating in the frequency band 1850 MHz to 1910 MHz and 1930 MHz to 1990 MHz.

PRODUCTS means the Handsets and accessories identified in Attachments A-1 through A-3 hereto, including related documentation as the same may be modified, added or discontinued during the Term (where the addition, modification or discontinuance is in accordance with this Agreement) and available for purchase by Buyer or otherwise supplied to Buyer under this Agreement.

PROTOTYPE PRODUCT means an engineering version of a Product that is not a Commercial Product, capable of demonstrating size, weight, feel and some basic functionality (e.g., the ability to place/receive voice telephony calls, of the final Product). Prototype Products are not necessarily produced with production tooling nor do they necessarily have final production software. Prototype Products are built in limited volumes, primarily for engineering design validation purposes, and may include Alpha (first generation) and Beta versions..

PURCHASE ORDER means Buyer's order to Seller for specific Products, as more fully described in Section 8.

SECTION means, when used without any other reference, sections, including subsections, within this Agreement.

SOFTWARE means (a) all computer software furnished hereunder for use with Products including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines,
        (ii) instruction sequences in machine-readable code that control call processing, peripheral equipment and administration and maintenance functions; and (b) documentation furnished hereunder for use and maintenance of the Software.

SPECIFIED SHIPPING DATE means the date, as shown in a Purchase Order or otherwise, upon which Buyer requests shipping of certain Products, as more fully described in Section 8.

SUBSCRIBER IDENTITY MODULE (SIM) means mean an electronic module, either in the form of an integrated circuit "smart card" or otherwise, that contains personalization information concerning a user and is intended to be inserted in and removed from a SIM reader in Handset Products.

TERM means, unless sooner terminated subject to section 14, the initial three
        (3) year duration of this Agreement commencing on the date that it is completely executed by the parties, which initial term shall be extended for additional one-year terms unless, ninety (90) days before the

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        expiration of the initial or any other term, one party gives written notice to the other of non-renewal.

2       PURCHASES AND SCOPE OF SUPPLY

          2.1  PERSONS AUTHORIZED TO PURCHASE .

               2.1.1 PERSONS PERMITTED TO BUY PRODUCTS. This Agreement contemplates purchases by Buyer, its Affiliates, and its Authorized Purchasers, all sometimes collectively referred to as "Permitted Purchasers."

                      2.1.1.1 BUYER AND AFFILIATES. Buyer is permitted to purchase under the terms and conditions applicable to Buyer on its own account or for its Affiliates and Authorized Purchasers.

                      2.1.1.2 AUTHORIZED PURCHASERS. To simplify administration of purchases by Affiliates and Authorized Purchasers, unless otherwise agreed by the parties, each Affiliate or Authorized Purchaser may enter into a separate contract with Seller consistent with Seller's obligations to provide to such Affiliate or Authorized Purchaser identical pricing and substantially and materially the same terms and conditions provided to Buyer herein

               2.1.2 Nothwithstanding the foregoing, Buyer has no responsibility for payments of obligations incurred by any other purchaser. Seller shall not seek payment from Buyer for any sums owed by any purchaser except Buyer.

               2.1.3 EXCLUSIVE PURCHASES. Nothing in this Agreement shall require Buyer, or any other Permitted Purchasers, to purchase exclusively from Seller.

               2.14 CREDITWORTHINESS. For any Permitted Purchaser other than Buyer, Seller may establish commercially reasonable, non-discriminatory credit (and other) qualifications as a pre-condition to sales. Seller shall provide written notice to Buyer of any proposed disqualification.

        2.2    TECHNICAL INTERFACE.

               2.2.1 INFORMATION REQUIRED. Within forty five (45) days from the effective date hereof, Seller shall provide Buyer with detailed information concerning the diagnostic and monitoring capabilities, operating software specifications, and detailed product specifications of Products, except information Seller reasonably considers proprietary or confidential. The information to be provided by Seller to Buyer shall also include the electrical interface specifications and the data flow specifications. All such information provided by Seller shall be sufficient enough to permit Buyer to use and maintain the Products as test equipment and to effectively test the Products in Buyer's network. As new Products are developed or as the electrical interface or data flow specifications are changed, Seller shall timely supply updated information to Buyer, except information Seller reasonably considers to be proprietary or confidential. The information supplied shall include instruction on how to place Products into diagnostic or monitor mode and, if hardware or Software components are necessary, Seller shall supply Buyer, without charge, with a quantity of such components sufficient for Buyer's reasonable requirements. The diagnostic and monitoring information to be provided by Seller shall include specific diagnostic/monitoring testing features on PCS 1900 equipment. If unique or proprietary connecting cables are necessary to communicate with the Product when in diagnostic or monitor mode, Seller shall furnish Buyer with a reasonable quantity of such cables, without charge.

               2.2.2 USE OF INFORMATION. Seller hereby grants to Buyer a royalty-free license to use the information described in
                      2.2.1 for Buyer's purposes in constructing, testing, maintaining, using, and operating the Products. Seller shall develop sample software demonstrating interfaces and communications with the Product in diagnostic or monitor mode and Seller shall supply, without charge, copies of same, including sample source code (i.e., sample AT command script), to Buyer for Buyer's use. Buyer shall have the right to incorporate Products in this configuration into its test equipment for testing the Products, including the right to transfer information furnished under this Section 2.2.2 to third parties to develop test equipment for Buyer or to develop such test equipment directly. Seller shall not charge Buyer or any such third party any royalty or other similar charge where the test equipment so developed is used for Buyer's purposes testing the Products.

        2.3    POINT-OF-SALE PACKAGING.

               Seller shall use EAN 328, "3 of 9", or Universal Product Code ("UPC") stock control numbering ("SKU") markings or other customer-specific bar code markings and human readable format on the outside of the point-of-sale package for each of the packaging options described below. Seller shall provide information to Buyer concerning Seller's bar coding and serial number coding for Products, sufficient to permit Buyer to properly electronically read Seller's bar coding and to be able to monitor and track Products received. Invoices and shipping notices shall include electronic copies of serial numbers and other information reasonably needed by Buyer to track and control inventory.

               Buyer shall select, from time-to-time, its desired packaging format from among the options described below, subject to the limitations established therein. In the event that Buyer wishes to change its desired packaging format, Buyer and Seller shall agree upon the lead time necessary to effect such change, Buyer shall provide Seller with Notice of its desire to change packaging format as soon as possible (but no less than 90 days before the format change is desired), and Seller shall use reasonable efforts to afford the shortest lead time possible.

               2.3.1 SELLER-LABELED BOX. The Product is packaged and shipped in Seller's standard size rectangular box labeled with Seller's trade name.

               2.3.2 GENERIC BOX. The Product is packaged and shipped in Seller's standard size rectangular box without any labels, in a plain white cardboard format. In the event that any labels, packaging or identifying marks are intended to be attached to, or wrapped around such box, and Buyer uses its transparent packaging, Seller shall design the Product so that the "Novatel Inc." logo will be visible to the End User.

               2.3.3 BULK-SHIP. The Product is shipped in a bulk package, without individual packages for each unit of Product. Buyer has the obligation to arrange for individual unit packaging. In the event that any labels, packaging or identifying marks are attached to, or wrapped around any individual unit packaging, and Buyer uses its transparent packaging, Seller shall design the Product so that the "Novatel Inc." logo will be visible to the End User.

               2.3.4 CUSTOM PACKAGE. The Product is packaged and shipped in Seller's standard size rectangular box with Buyer's artwork and inserts (Commercial Product packaging). Buyer shall provide the necessary artwork in such format and upon such schedules as may be reasonably agreed by the parties. The parties shall agree upon a commercially-reasonable minimum order for such custom packaging. In the event that the cost for producing and shipping such a custom package exceeds Seller's cost to produce and ship its Seller-labeled box, Buyer shall pay that excess amount upon Seller's providing such documentation as Buyer may reasonably require.

               2.3.5 PACKAGE INSERTS. With respect to the packaging performed in sections 2.3.1, 2.3.2, and 2.3.4, Seller shall, without charge to Buyer, insert into each point-of-sale package up to four (4) pieces of Buyer-provided materials such as, but not limited to, promotional materials and Buyer's service provider information. Buyer's promotional materials and information may be different for different models of Products and may differ geographically, which would require different SKU's for each package configuration, but they shall be designed to fit within the point of sale packaging with the Product, without significantly increasing the packaging costs. Seller shall ensure that the proper materials and information are inserted into the corresponding Commercial Product packaging and are delivered to the corresponding geographical regions.

        2.4    CO-BRANDED PRODUCTS.

               2.4.1 CO-BRANDED PRODUCTS. Buyer may wish to receive all or part of its orders in the form of co-branded Products in such form as Buyer shall direct in advance, whereby Buyer's name appears on the Product in addition to Seller's name (such Products being referred to as "Co-Branded Products"). Such Co-Branded Products may be in slightly different form, different color, etc. as may be mutually agreed by Buyer and Seller. Co-Branded Products shall be available to Permitted Purchasers to the extent determined and permitted in writing by Buyer. Seller's logo shall also appear on Co-Branded Products.

               2.4.2  PRICES FOR CO-BRANDED PRODUCTS.

                      2.4.2.1  ***

                      2.4.2.2 *** the *** charge for a Co-Branded Product shall be based upon ***. Seller shall document its incremental expenses and present the documentation to Buyer. Notwithstanding anything to the contrary contained in the preceding sentences, the parties may mutually agree upon a commercially reasonable charge for custom manuals, documentation or other similar changes from Seller's standard practices. ***" Seller's charges for packaging of a Co-Branded Product are to be determined consistent with this Section 2.4.

        2.5 PRODUCT TEST INSTRUMENTATION. ***, beginning when the first Commercial Products are delivered, Seller shall provide Buyer with current Software and shall continue to provide current updated Software subject to the terms of this Agreement.

        2.6 ACCESSORIES. Seller will include a standard set of accessories with each Handset as identified and set forth in Attachment A-1 through Attachment A-3, including, at


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               a minimum, antenna, headpiece/earset, user guide and necessary device driver software supplied on computer readable media (i.e. CD-ROM). In addition, Seller will offer a set of optional accessories available *** as identified in Attachment C, which shall be updated from time to time as mutually agreed to by the parties.

        2.7 UPDATE TO CHANGED STANDARDS. The parties recognize that the PCS 1900 technology is still undergoing development and that Commercial Products may require post-production modification to meet changes in the various standards governing such Commercial Products.

               2.7.1 Seller agrees to provide to Buyer, ***, all Software necessary to update any Products provided under this Agreement to meet standards changes relevant to the Product, where such standards change becomes effective within *** from the date of delivery of the Product to the End-User and (i) where, without the update, use of the Product would be significantly impaired; or (ii) where the update is necessary to remove a safety risk to users of the Product; or (iii) where the update is necessary in order to continue the safe, efficient and economic operation of Buyer's network; or (iv) where the change is required by operation of federal, state, local, or international law or regulation.

               2.7.2 Further, Seller agrees to provide to Buyer, ***, any Software necessary to update any Products provided under this Agreement to meet standards changes relevant to such Products where such standards changes become effective within *** from the date of delivery of the Products to Buyer and where, without the update (i) there would be a material degradation in the operation of significant features of the Products available to End-Users prior to such standards changes and such material degradation occurred with respect to a material number of Products, or
                      (ii) there would be a material degradation in the operation of the network.

               2.7.3 Notwithstanding anything to the contrary contained herein, Seller shall comply with the final order of any court or administrative body with respect to any required modification of any Product.

         2.8   MINIMUM PRODUCT PROCUREMENT.  ***

               2.8.1 RECORDS AND REPORTS. Seller shall maintain records sufficient to accurately determine the actual purchase volume credited to Buyer. Not later than thirty (30) days after the end of each preceding month, Seller shall prepare and provide to Buyer a report of qualifying purchases and credits toward purchases (if appropriate) for the preceding month. The report shall be furnished in both paper and electronic versions. Seller shall certify the accuracy of the report by signature of an appropriate officer of Seller. The report shall be categorized by identity of purchaser


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                      (Buyer,Affiliates, Authorized Purchasers) and model of Product purchased or credits toward purchases made, and the report shall indicate the unit volume of purchases qualifying for aggregation in each category.

               2.8.2 CONTINUE TO DEVELOP COMPETITIVE PRODUCTS. Buyer's guaranty to purchase the Minimum Purchase Quantity is conditioned upon Seller's ability to continue to supply state-of-the-art Products that are readily accepted by the marketplace.

        2.9 ALLOCATION OF PRODUCTION. In the event that Seller is unable to meet its orders for Products as set forth in Purchase Orders that have been accepted by the Seller, and without derogation of Buyer's other remedies under this Agreement, Seller grants Buyer ***. Buyer shall retain this right of first refusal until Buyer has met its Minimum Purchase Quantity commitment, or the Minimum Purchase Term has expired, whichever is earlier. Buyer's right of first refusal shall apply to purchases by Affiliates and Authorized Purchasers.

        2.10   EMBEDDED PERMITTED SYSTEM RESTRICTION; PRE-LOADED SIM.

               2.10.1 EMBEDDED PERMITTED SYSTEM RESTRICTION. All Co-Branded
                      Handset Products sold to Permitted Purchasers shall be configured with embedded software so as to function only with a SIM supplied by Buyer or, as provided in Section 2.10.2, by Seller, unless otherwise specifically requested by Buyer. Handsets shall be inoperable, except for emergency calls, using a SIM for a network other than Buyer's. Roaming operation with Buyer's network as the subscriber's home system shall be unaffected by this restriction. Such restriction shall be removable only through an input key sequence unique to each individual Handset (i.e., a common un-restriction code for all Handsets of a particular model is not acceptable). Following removal, the Handset shall operate with any SIM. The removal key sequence shall be supplied to Buyer in an electronic database, indexed by the serial number of the Handset or other unique identifier agreed to by Buyer. The removal key sequence shall not be supplied to any other Permitted Purchaser or to the users of Handsets without the written consent of Buyer on a case-by-case basis.

               2.10.2 PRE-LOADED SIM; PRE-PAID SIMS. Buyer intends that all
                      Handsets sold to Permitted Purchasers shall have a SIM configured for Buyer's network pre-installed unless otherwise directed by Buyer. The parties shall negotiate the method of effecting Buyer's intention, recognizing the need for security in the SIM configuration and the need to accomplish installation in a cost-effective fashion. The installation method may involve Buyer supplying configured SIMs to Seller for installation. In those instances where Seller is to install SIMs, the compensation to be


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                      paid to Seller shall be as set forth in Attachment C. Where the parties agree that Seller is to assume responsibility for installing SIMs, information concerning the SIM and International Mobile Equipment Identity ("IMEI"), etc., shall be provided to Buyer in a mutually agreed electronic form. ***. Seller agrees that it will implement reasonable and prudent safeguards to protect all SIMs over which it has custody. In connection therewith, no less frequently than once per calendar quarter, Seller shall provide Buyer with a detail inventory report and proper accounting of SIMs provided to Seller hereunder.

                      Seller agrees promptly to implement pre-paid SIM support in its Handsets upon completion of pre-paid SIM standards.

        2.11 RESALE BY BUYER. Buyer shall have the right to resell Products upon the prices and terms and conditions to be determined by Buyer. Seller shall honor the warranty and other obligations imposed in this Agreement with respect to any Affiliate, Authorized Purchaser, or End User to the same extent required for a direct sale by Seller.

        2.12 SOFTWARE LICENSE. Subject to the limitations set forth elsewhere in this Agreement, at no charge to Buyer, Seller hereby grants to Buyer and its End Users a nonexclusive license to use Software associated with Products delivered to Buyer.

        2.13 DATABASE. Seller shall provide electronic format data concerning each Handset Product shipped, in the format and on the dates set forth in Attachment G. The form of data and its media may be changed from time-to-time by mutual agreement of the parties.

        2.14 COUNTRY OF ORIGIN. Upon request by Buyer, Seller shall provide Buyer with evidence of country of origin of Products, including the usual and customary certificates of country of origin, signed by an appropriate authorized official of Seller.

        2.15 BATTERY RECYCLING. If Seller's Products contain separate batteries or batteries replacable by End-Users, Seller shall establish a "used battery return program," whereby Buyer and End-Users of Seller's Products may obtain information on recycling used batteries through a nationwide toll-free "800" telephone number. Information concerning this program shall be included in the user information supplied with Products and replacement batteries.

        2.16 ADVERTISING DISPLAY MATERIAL. Seller shall create the normal and customary point-of-sale display material, product brochures, dummy Handsets, etc. and furnish reasonable quantities of the same to Permitted Purchasers at the prices set forth in Attachment C. Seller shall cooperate with Buyer in producing this


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               material and, upon request by Buyer, add reasonable Buyer-defined information to the point-of-sale material. Reasonable quantities of the sales material described in Attachment H will be provided by Seller to Buyer without charge. Such quantities shall be consistent with those quantities offered to other customers of Seller under similar circumstances.

3       CUSTOMER REPRESENTATIVE

        3.1 CUSTOMER REPRESENTATIVE. No more than 30 days subsequent to the effective date hereof, Seller shall identify a customer representative (the "Customer Representative") to whom it shall delegate such authority within Seller's organization as is necessary for proper discharge of the duties and obligations set forth in this Agreement. By illustration and not limitation, the Customer Representative shall provide timely information to Buyer concerning development, testing and manufacturing schedules, test procedures, test execution, shipping and delivery schedules, manufacturing of co-branded or other custom Products, specifications, features and functions, inter-operability, and other related matters. The Customer Representative shall be Buyer's primary point of contact for all issues arising from the implementation and execution of the terms and conditions of this Agreement.

        3.2 UPDATE MEETINGS. The parties shall meet not less than once every calendar quarter to review Buyer's needs for Products, and discuss new Products (such meeting being referred to as an "Update Meeting"). At least thirty (30) days prior to each Update Meeting, Buyer shall submit to Seller a written, proposed agenda, outlining the development issues Buyer would like addressed by Seller. Seller shall review such proposed agenda and will provide an update to Buyer on any such issue where Seller has provided, or is willing to provide, an update to any customer or other third party. Further, at each Update Meeting, Seller will provide to Buyer an update on the status of the development of any features Seller anticipates will be launched within the forthcoming two (2) years, provided that Seller has disclosed, or is willing to disclose, such information to any customer or other third party. Buyer agrees that certain of this information may be Confidential Information and shall be treated as such in accord with the terms of this Agreement.

4       PRICES

        4.1    ***


        4.2    ***. Subject to the terms and conditions set forth in Section 8,
               ***


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               4.2.1 In the event that Seller fails for any reason to develop and deliver any of the Commercial Products listed on Attachments A-1, A-2, or A-3 within the time periods previously agreed upon by the parties, then ***

        4.3 PRICE LIST; CHANGES AS NEW PRODUCTS ARE INTRODUCED. The prices for the Products as set forth in Attachment C are ***. If Seller implements changes in the Products, modifies the drawings and specifications relating thereto, or substitutes therefor products of more recent design through proposed amendments to Attachments A-1 through A-3 or the addition of a new Attachment, in addition to any other requirements provided in this Agreement, any changes, modifications or substitutions must comply with each of the following requirements with respect to changes to existing Products or new Products intended as replacements for existing
               Products:

               4.3.1 INTERCHANGEABILITY. Where the new or changed Product is intended to be physically interchangeable with an existing Product, such new or changed Product must not adversely affect physical or functional interchangeability with existing Products or performance, unless otherwise agreed in writing by Buyer.

               4.3.2 PRICE. The price for an equivalent Product (i.e., with similar form including size and weight, features, functionality and accessories) must be ***.

               4.3.3  ADVANCE NOTICE.

                      4.3.3.1 Seller will provide Buyer with advance written notice of any substantial change, modification substitution, or discontinuance, including notice of Seller's intention to change the Product's price as set forth in section 4.3.2. Except where unplanned and immediate market changes make such notice impracticable, the notice shall be given at least ninety (90) days in advance of the effective date of the change, modification or substitution, except that notice of Seller's intention to change the Product's price shall be given at least thirty (30) days in advance of the effective date of the change. Should Seller not have made its final pricing decisions at the date of notice, Seller shall provide Buyer with Seller's estimated prices *** and shall furnish the final price information to Buyer not later than thirty (30) days in advance of the effective date. In the event that Seller has failed to provide the required advance written notice, then Buyer may, at its option, return all unsold inventory of the Products to which the price change applies and receive a credit from Seller in the amount paid by Buyer for the


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               returned products. The price for any Product that has not been shipped as of the effective date of the price change shall be deemed to be restated at the new, lower amount.

               4.3.4 ACCESSORY COMPATIBILITY. Where a new Product is introduced, Seller shall ensure that, to the greatest extent reasonably feasible, the new Product is plug-compatible with older Products for accessories. It is not Buyer's intention to limit Seller's ability to introduce smaller or lighter Products through this Section
                      4.3.4. However, Seller shall give due consideration to ensuring compatibility of, among other things, battery chargers, hands-free kits, etc., when introducing new Products.

        4.4    ***.

               ***

               4.4.2 *** either by (i) delivering a check made payable to the order of Buyer or delivering cash to Buyer; or (ii) applying a credit or offset against any outstanding undisputed invoices Buyer has with Seller and delivering a check to Buyer for the remaining amount. In addition to the foregoing, the parties may agree that Seller may apply *** rebate either by (x) delivering to Buyer such quantity of Products as has an aggregate value equal to the ***; or
                      (y) combining any of the first three methods set forth in this Section 4.4.2.

               4.4.3 CERTIFICATION. Buyer may from time to time obtain from Seller, ***, a certification signed by an authorized officer, stating that the price review was performed and whether Buyer or any other Permitted Purchaser is entitled to a rebate or a lower price upon the conclusion of the quarterly price analysis described above. At Buyer's request, Seller shall provide the results and documentation of the review to Buyer's outside independent firm of certified public accountants for verification; provided that the accountants shall not disclose any information related to such review to Buyer, unless Buyer is entitled to lower prices or more favorable terms of sale under this provision and then only such information as may be necessary to request such prices or terms. All information delivered to Buyer shall also be delivered to Seller. In the event that the outside audit determines that a price reduction should have been made but was not made by Seller, Seller shall bear all expenses of the audit. In the event that the outside audit determines that no price reduction should have been made, Buyer shall bear all expenses of the audit.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        4.5 RETURN POLICY. Buyer shall have the right to return Product, subject to re-stocking charges and other reasonable limitations set forth in Seller's "Standard Return Policy," as amended from time to time by mutual agreement, a copy of which is attached hereto as Attachment I. ***

        4.6 TAXES AND OTHER CHARGES. Seller shall bear the cost of all taxes, import and export duties, and other governmental fees of whatever nature except sales and use taxes. Seller shall not charge Buyer sales tax, provided that Buyer has provided Seller with a current tax-exempt certificate.

        4.7 SELLER TO HOLD BUYER HARMLESS. Seller agrees to pay, and to hold Buyer harmless from and against, any penalty, interest, tax or other charge that may be levied or assessed as a result of the delay or failure of Seller for any reason to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Seller.


5       INVOICING AND TERMS OF PAYMENT

        5.1 INVOICE UPON SHIPMENT. Seller shall issue an invoice to Buyer in detail satisfactory to Buyer, including a mutually-agreed upon electronic format, for Products at the time of shipment.

        5.2    PAYMENT. Buyer guarantees to Seller to pay invoices within thirty
               (30) calendar days of the later of both (i) Buyer's receipt of an invoice and (ii) receipt by Buyer of Products corresponding to such Invoice.

        5.3 PAST DUE PAYMENTS. Any payment not made within thirty (30) days of receipt of invoice shall be subject to a late payment charge of *** per month applied against the unpaid portion of the charge. In the event that any payment becomes more than sixty
               (60) days past due, Seller may at its option (i) cease shipment of any Products ordered in accord with this Agreement and (ii) provide the thirty (30) notice of termination with Buyer's right to cure as set forth in section 14.1.

        5.4 AMOUNTS IN DISPUTE. Where Buyer disputes the amount due under an invoice, Buyer shall pay the sum not in dispute. Sums disputed in good faith shall not be considered late under Section 5.3.


6       SELLER ADVERTISING ACCOUNT

        Buyer may purchase advertising and promotion in the Buyer's MTA's and BTA's with a total value of *** purchased by Permitted Purchasers from Seller hereunder, and Seller shall credit *** against amounts otherwise due Seller (the "Advertising Allowance"). Buyer shall earn the Advertising Allowance monthly and may use it at any time over the


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        twelve (12) month period immediately following the month in which the Advertising Allowance was earned. The Advertising Allowance shall be applicable to the Minimum Purchase Quantity only once the Minimum Purchase Quantity has been delivered, but it may be spent at any time in the twelve (12) month period immediately following completion of delivery of the Minimum Purchase Quantity.


7       TRADEMARKS AND LOGOS

        7.1 LOGOS ON PRODUCTS; ADVANCE CONSENT FOR OTHER LOGOS. At either party's reasonable request, the Products shipped under this Agreement shall carry that party's designated logo and/or labeling as described in Section 2.

        7.2 LIMITED USE OF MARKS. To ensure protection of each party's trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, neither party, without the express written consent of the other, shall have the right to use any such marks, names, slogans or designations of the other, in the sales, lease or advertising of any Products or on any Product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise.

        7.3 ARTWORK AND REPRODUCTION. To the extent requested by a party and in accordance with Sections 2 and 7.1, the other shall provide camera-ready artwork of the other's trademarked logo labels. The providing party hereby authorizes the receiving party to reproduce such trademarked labels to the providing party's satisfaction for the sole purpose of affixing such trademarked labels to the Products and point-of-sale packaging in accordance with the providing party's specifications. Each party represents and warrants to the other that it has the right, by way of ownership or otherwise, to use such logo and further agrees to indemnify and hold the other harmless for any losses, damages or other liabilities resulting from the use of the providing party's designated logo. The parties will agree upon reasonable provisions for samples and approval of trademarked labels added to Products.

        8.     FORECASTING AND PURCHASE ORDERS.

               8.1 FORECAST OF DEMAND. Buyer shall MONTHLY FURNISH SELLER WITH twelve-month rolling forecasts, showing Buyer's projected purchases month by month. Buyer shall use its reasonable efforts to make the rolling forecasts accurate but the rolling forecast does not obligate Buyer to purchase any specific Products or quantities of Products, subject to the Minimum Purchase Quantity commitment. Seller shall notify Buyer promptly upon receipt of each forecast whether Seller can provide Products sufficient to meet the forecast. Buyer shall provide the first forecast within two business days after complete execution of this Agreement.

               8.2 PURCHASE ORDERS; ACCEPTANCE; THE MINIMUM PURCHASE QUANTITY. Buyer shall periodically submit to Seller orders for the purchase of the Products (each a "Purchase Order") as set forth below. Purchase Orders shall be governed by the terms and conditions of this Agreement. If a Purchase Order specifies quantities that do not exceed the forecast, then Seller must accept that Purchase Order. If a Purchase Order specifies quantities that exceed the forecast, Seller may at its option accept all of the Purchase Order, but it must accept that portion or quantity of the Purchase Order specified in the forecast. If a Purchase Order is within the forecast and Seller can only deliver less, the difference between the quantity within the forecast and the quantity delivered shall be applied against Buyer's obligation to purchase the Minimum Purchase Quantity. In the event that Seller refuses to provide Products in excess of the quantities set forth in the forecast, then such amounts shall not be applied against Buyer's obligation to purchase the Minimum Purchase Quantity.

               8.3 FORM OF PURCHASE ORDER. Each Purchase Order shall specify:

                          (a) the models, unit extended, and total cost of Products to be delivered;

                          (b) the quantity of Products to be delivered, provided, however, that each Purchase Order shall be for a minimum of four pallets, each sized 40" X 48" X 60", and containing no fewer than *** units of the Products;

                          (c) Buyer's required date of delivery of the Products (the "Specified Delivery Date"), provided, however, that in no event shall the Specified Delivery Date be sooner than ninety
                                 (90) days after Seller receives the Purchase
                                 Order;

                          (d) Where the Products are to be delivered, which may include any or all of Buyer's, Affiliates', or Authorized Purchasers' delivery points, or third party delivery points or warehouses [the "Delivery Location(s)"];

                          (e)    the preferred method of shipping;

                          (f) the SKU and any other Products packaging or labeling requirements; and

                          (g) Name, address and phone number of the person to receive the notice of receipt.

               8.4. RECEIPTS OF PURCHASE ORDERS. Seller shall provide Buyer with electronic (to include facsimile) or written notice of receipt of Purchase Orders. Subject to the terms and restrictions of section 8.2, within five (5) business days of Buyer's placement of a


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Purchase Order, Seller shall notify Buyer in writing of its acceptance or rejection of Buyer's Purchase Order including shipment dates. Seller shall also provide to Buyer notices of actual shipments on each day of shipment. Such notices shall include the serial numbers of Products being shipped and the Purchase Order number being filled, SKU, description, quantity shipped and quantities backordered, the name of the carrier and the carrier's tracking number, delivery date, and Universal Product Codes ("UPC") related to the shipment.

               8.5. SIM UNLOCK DATA. Seller shall provide Buyer with all handset SIM unlock data via electronic or disks within five (5) days of any handset deliveries. The data format shall follow the GSM NA reference document NAPT 14 (or successor thereto). Upon prior written approval by Buyer, Seller may implement an alternate means of Seller's choice of providing the SIM unlock data, provided, however, that if such alternate means requires additional costs or equipment, this shall be provided to Buyer by Seller free of charge.

               8.6 CHANGES TO DELIVERY LOCATIONS. Changes to the Delivery Location(s) originally specified on a purchase order must be submitted to Seller in writing at least fifteen (15) business days prior to the Shipment Date.


               8.7 TEMPORARY HOLD ON DELIVERIES. Buyer shall have the right to require Seller to hold delivery of up to twenty percent (20%) of any shipment for a period not to exceed sixty (60) days, where the hold notice is given at least thirty (30) days in advance of the scheduled shipping date; provided, however, for all such shipments scheduled to be made during the last calendar quarter of any year, Seller may, at its option, in lieu of postponing shipment according to the terms of this Section 8.7, ship the Products as scheduled. However, if Seller elects not to honor Buyer's hold notice and instead elects to ship the entire quantity of Product ordered by Buyer, Buyer shall be afforded sixty (60) days from the date of receipt of the invoice applicable to such shipped order in which to pay Seller for such shipment. Notwithstanding anything to the contrary contained in this Section 8.7, if Buyer shall invoke its privilege to delay delivery of up to twenty percent (20%) and shipment is delayed as provided herein, the liquidated damages provision of Section 8.10 shall not apply to the late delivery of the re-scheduled shipment(s) and Buyer expressly acknowledges that Seller may sell to another of Seller's customers any delayed Handset inventory on hold.

               8.8 CHANGE OF MODEL MIX. Buyer may change the model mix of any shipment of any Purchase Order and Seller shall honor such changes subject to the following:

                      8.8.1.   All such changes must be made in writing.

                      8.8.2. For changes requested where Products are sought to be substituted for other Products within that same model family, requests for changes made at least ninety (90) days prior to the Specified

                             Shipping Date shall be honored, without adjustment to the Specified Shipping Date.

                      8.8.3 For changes requested where (a) Products are sought to be substituted for other Products within that same model family, but the request is made less than ninety (90) prior to the Specified Shipping Date or (b) Products are sought to be substituted for other Products outside the model family, Seller shall, within ten (10) days of receipt of such request, notify Seller whether the requested change is acceptable and/or whether such changes will necessitate a change in the Specified Shipping Date.

        8.9 INABILITY TO MEET A SPECIFIED SHIPPING DATE. Once a Purchase Order has been accepted, Seller is expected to deliver the Products in such quantities, in such manner and in such time as specified in the Purchase Order. As soon as Seller believes that it will be unable to meet the Specified Shipping Date, Seller shall without delay provide notice to Buyer.

        8.10. FAILURE TO MEET SPECIFIED SHIPPING DATE. Regardless of whether Buyer has been notified of Seller's inability to meet a Specified Shipping Date, should Seller fail to ship Products within fourteen (14) days of the Specified Shipping Date, Buyer shall have the option, which shall not be unreasonably invoked, to exercise any one or more of the remedies defined below:

               8.10.1 Cancel the Purchase Order, in whole or in part, with no obligation to pay for the Products specified in the Purchase Order.

               8.10.2 Reschedule the delivery date for all or any part of the late shipment.

               8.10.3 If delivery is not complete by the Specified Shipping
                      Date, then Seller shall be liable for the following late delivery damages: ***

               8.10.4 If Seller fails to make a full delivery within 30 days of the Specified Shipping Date, in addition to the foregoing remedies, ***

        8.11 RIGHT TO COVER. Except as otherwise limited in the manner described in this Section 8.11, in addition to any other rights that Buyer might have elsewhere in this Agreement, including specifically section 8.10, should Seller fail to meet its Specified Shipping Date for any Product, at its sole option and after providing Seller with written notice no less than thirty
               (30) days prior to seeking alternative supplies, Buyer may seek alternative supplies from other manufacturers or distributors. However, if within such thirty (30) day period, Seller resolves the delivery problems that have caused Buyer to seek such alternative supplies, Buyer shall renew purchasing Products from Seller on the terms and conditions set forth in this Agreement.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               Should Buyer exercise its option to seek alternative supplies after the thirty (30) day period described above, Buyer's Minimum Purchase Quantity shall be reduced by the number of units that Buyer obtains from its alternative source. The number of units that Buyer obtains from its alternative source shall also count toward Buyer's ***, as set forth in Section 4.2. For example, in the event that Seller fails to meet a Specified Delivery Date for *** units, and after 30 days, Buyer exercises its option to purchase those *** units from an alternative source, then those *** units shall count as purchased in determining when Buyer shall begin to recoup the Product Development Fee. If Buyer has already begun to ***, then those units shall be eligible for *** in accordance with Section 4.2.

               Should Buyer exercise its option to seek alternative supplies after the thirty (30) day period described above, Seller shall be liable to Buyer for Buyer's increased costs, including differences in unit prices, expedited shipping charges and related operating costs related acquiring comparable Products from an alternative source. Notwithstanding anything to the contrary in the immediately preceding sentence, Buyer agrees that it shall take reasonable steps to mitigate the level of such increased costs and the resultant impact on Buyer's operations.

        8.12 DISCREPANCIES. Buyer shall report to Seller any discrepancies concerning the quantity of Products shipped or drop-shipped within either five (5) days following delivery or three (3) days of discovery of the discrepancy, whichever comes later.

        8.13 MODIFICATIONS TO PURCHASE ORDER. Except to the extent restricted by this Agreement, Buyer retains the right to modify or cancel, in whole or in part, any Purchase Order prior to complete performance thereof by Seller. Any such modification or cancellation shall be subject to the provisions set forth below and to this Agreement.

               8.13.1 MODIFIED OR CANCELED PURCHASE ORDER. Notwithstanding the
                      foregoing, Buyer may modify or cancel any Purchase Order through notice to Seller. In the event of modification or cancellation of a Purchase Order by Buyer, Seller may be entitled to claim compensation as provided in Section 8.13.2.

               8.13.2 CHANGE IN COSTS. If Seller has performed work that is not reusable in fulfilling its obligations under other Purchase Orders issued by Buyer, or that such non-reusable work cannot reasonably be restocked or otherwise used by Seller in fulfillment of its obligations to other customers without increased cost to Seller, then the purchase price to be charged by Seller shall be equitably adjusted. Seller shall inform Buyer of its intention to demand a price increase due to the variation within two
                      (2) weeks after the receipt by the Seller of the modified or canceled Purchase Order. Buyer need not give notice to Seller of Buyer's intention to claim a


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                      payment reduction due to any cancellation or reduction in quantity of Products. In such instances, Seller shall reduce appropriately and automatically the invoice amount to reflect the reduced quantity of Product ordered. The determination of any price adjustment shall in no event delay any performance by Seller under this Agreement.

9       QUALITY ASSURANCE

        9.1 ACCEPTANCE TEST PROCEDURE TO BE DEFINED. Buyer and Seller will jointly establish the appropriate Acceptance Test Procedures that will be added to this Agreement subsequent to the date hereof as Attachment E not later than the dates set forth in Attachment B. Notwithstanding the preceding sentence, Seller is expected to plan other tests, generate test procedures, incorporate Buyer input, to the extent Seller believes such input is reasonably appropriate, execute tests, report results and rectify test failures, before testing a Product for Acceptance.

        9.2 REGULATORY. Seller shall be responsible at its sole cost for obtaining any and all approvals and certifications required by governing bodies, including, but not limited to, FCC approvals, Underwriter's Laboratory approval, etc. Seller is deemed to be an expert in obtaining any regulatory approvals and delays in obtaining regulatory approval shall not constitute an excusable delay, unless such delay is the result of system simulator failure or similar problems, or such delay results from an event deemed to be Force Majeure, unless Seller can clearly demonstrate such, where requests are timely filed. Seller represents and warrants that all Products delivered hereunder will have received all necessary regulatory approvals. By illustration and not limitation of the foregoing, Seller warrants that, upon delivery, Products will comply with all FCC rules or other regulations including, without limitation, compatibility with disabled or handicapped End-Users, including hearing impaired End-Users using hearing aids, blind End-Users, etc., applicable as of the date of such delivery. Seller also warrants that, to the extent applicable to Seller or Buyer, Seller's Products comply with the requirements of the Americans With Disabilities Act, 42 U.S.C.
               Section 12101. Seller shall add to its instruction manuals information concerning use of Products by disabled or handicapped persons. Buyer agrees to provide Seller at Seller's expense with reasonable assistance and backup support when so requested by Seller and where necessary in obtaining such approvals.

        9.3 ISO 9000 COMPLIANCE; AUDITS. Seller shall endeavor to produce Products in accordance with a quality system meeting the requirements established in ISO Standard 9001. Seller shall work to gain ISO 9001 certification and shall, upon request by Buyer, furnish Buyer a copy of Seller's ISO certification plans and timetable. Buyer may conduct quality audits of Seller's manufacturing facilities up to four times a year, with advance notice of five (5) working days.

        9.4 MARKET VERIFICATION TEST; COMMERCIAL TEST PROCEDURES. For each Prototype model of Product, within five (5) days of the first day on which Alpha units are available (as set forth in Attachment
               J), Seller will provide Buyer, at no charge, two (2) such Prototypes for testing. Buyer shall test the units according to any protocols submitted by Seller and may additionally test the units as Buyer deems appropriate. In addition, for each new model of Product, within five (5) days of the first (1st) day of Beta testing (generally, about thirty (30) days before launch), Seller will provide Buyer, at no charge, one hundred (100) units for Beta testing in accordance with Seller's protocols. Buyer shall conduct all such testing in good faith and shall submit the results to Seller within ten (10) days of completion of testing. In addition, if Seller so requests, all test units on loan to Buyer shall be (i) returned to Seller, or (ii) destroyed by Buyer, either at Seller's expense.

        9.5 FIELD TRIALS. Where Buyer and Seller agree to conduct field trials using Buyer's network and Prototype Products, should FCC type acceptance or other regulatory approval not have been granted for the Prototype or Pre-production Products, Seller, at its cost and with appropriate support from Buyer in Buyer's discretion, shall promptly seek and diligently prosecute, a request for expedited approval or an interim waiver to meet regulatory requirements. In connection with such field trials, at no charge to Seller, Buyer shall provide Seller with a commercially reasonable number of SIMs for the purpose of conducting such field trials. The SIMs to be provided to Seller shall be enabled for use in Buyer's home network and for roaming in other networks. The reasonable and customary expenses incurred by Seller in performing such tests shall be borne by Seller.

        9.6 SAMPLE TESTING. Seller may at its sole option, but is not obligated to, perform adequate testing to assure that shipped Products meet Buyer's sample testing criteria established in Attachment D. Notwithstanding the foregoing, prior to Seller initiating the volume manufacture of Products, Buyer shall have the right at its sole option, but is not obligated to, conduct sample testing of incoming Products and to reject lots that fail to meet the applicable product specifications and quality levels set forth in this Agreement and Attachments hereto (including the quality levels set forth in Attachment D), and/or US regulatory requirements and US law. Buyer shall have the right to conduct such testing either at Seller's manufacturing facility ("on-site testing") or Buyer's facility ("off-site testing"). Neither Buyer's waiver of its right to conduct sample testing nor Buyer's conducting sample testing in any way other than as set forth in Attachment D shall derogate from or otherwise affect in any way Buyer's other rights or remedies under this Agreement, including by illustration and not limitation its rights and remedies under sections 13, 14, or 17.

               9.6.1 ON-SITE TESTING. Buyer shall have the right to conduct at Seller's site acceptance tests of manufactured Products in such time frames as are mutually agreed upon by the parties. Buyer's acceptance tests shall not unreasonably interfere with Seller's normal business operations, and Buyer may not require Seller to provide test equipment for such tests beyond that which Seller normally uses to perform such tests. This testing in no way relieves Seller of any other responsibilities under this Agreement. Seller shall make available such test equipment to Buyer at Seller's location to perform such tests. In the event Buyer requests tests that are not normally performed by Seller, Buyer and Seller shall work together to implement Buyer specific end of process tests. Any increases in cost to Seller to perform such Buyer tests will be negotiated in good faith by both parties prior to Seller initiating such tests.

               9.6.2 OFF-SITE TESTING. Seller acknowledges and agrees that, in addition to the testing described in Section 9.6.1 or in lieu thereof, Buyer shall have the right to conduct off-site sample testing of incoming Products and to reject lots that fail to meet the quality levels set forth in Attachment D. In connection with such off-site testing, Buyer shall bear the cost of any additional test equipment required to perform such test(s); however, Seller shall provide Buyer, without charge, all upgrade(s) to any Seller owned software used in the test equipment so that Buyer is able to test and confirm the quality of the various releases of Products provided hereunder. Buyer shall be solely responsible for any additional testing required to qualify Products for sale in any market other than the U.S. Seller shall perform adequate testing to assure that shipped Products meet Buyer's sample testing criteria set forth in Attachment D.

        9.7 INCOMING INSPECTION. In addition to the sample testing described in Section 9.6, Buyer shall have the right to conduct up to one hundred percent (100%) inspection of all incoming products ("Incoming Inspection"). Any Incoming Inspection shall be completed within thirty (30) days of receipt of the Product undergoing inspection. The Incoming Inspection shall determine completeness of shipment, physical and electrical condition of Products, and otherwise verify conformance of the Products with the specifications thereof. Buyer shall have the right to reject any such shipment as having failed Incoming Inspection. In such event, at the Seller's discretion either (i) Buyer may reject the shipment and return it to Seller at Seller's expense or (ii) Buyer may reject the shipment, and, as soon as commercially feasible but no later than seventy-two (72) hours after receiving Buyer's notice of rejection, Seller will fly one or more of its personnel to the location of such rejected shipment for the purpose of examining the same and rectifying the cause for Buyer's rejection. Buyer, however, shall not have the right to delay payment, where payment to Seller is otherwise due, by virtue of Buyer's failure to complete Incoming Inspection within thirty (30) days. Buyer's performance of Incoming Inspection, however, shall not prevent Buyer from making claims under other provisions of this Agreement for defective, misdelivered or otherwise incorrect Products.

        9.8 RETURN OF DEFECTIVE PRODUCTS OTHER THAN IN WHOLE SHIPMENTS. With respect to Products failing Buyer's acceptance tests, where such failures are random in nature and type and are not common failures (e.g., a software program bug that affects every unit shipped in the same or a similar manner), Seller shall compensate Buyer in liquidated damages for Buyer's efforts in identifying Defective Products and returning them to Seller for credit against Buyer's account. A Product Defect shall include, but not be limited to, a damaged, mislabeled or mis-packaged Product, an incorrect Product model or improperly operating Product, or a Product not in compliance with the specifications as set forth in Attachments A-1 through A-3 of this Agreement or such subsequent Attachment (a "Defect" or "Defective Product"). The liquidated damages shall be in the form of additional like Products shipped at Seller's expense, provided without additional charge to Buyer, and shall be in addition to any other remedies for Defective equipment as provided elsewhere in this Agreement. The liquidated damages shall be determined as follows:

               9.8.1  ***

               9.8.2  ***

10. EXTENDED TERM FOR CERTAIN PROVISIONS. Except as may be more specifically set forth in an individual section, sections 1, 2, 7, 10, 12, 13, 14, 15, 17, 18, 19, 25, and 32 shall survive the termination of other portions of this Agreement.


11.     TITLE AND RISK OF LOSS

               Title and risk of loss shall pass to Buyer upon delivery of the Products to the location specified in the Purchase Order. Seller shall pay for all freight charges from Seller's configuration center to Seller's warehouse in San Diego, California. Seller shall bill all additional freight charges to Buyer's Delivery Points at the amounts set forth in Attachment C. Delivery of the Products shall convey to Buyer all rights and title therein by appropriate documents with warranty of title, free and clear of all liens and encumbrances. Title to Seller's intellectual property, including software, patents, copyrights, trademarks and trade names, shall not be conveyed to Buyer at any time.


12      PRODUCT SUPPORT

        12.1 TRAINING SUPPORT. Seller shall provide, without charge, training support to Buyer as provided below:

               12.1.1 TECHNICAL TRAINING. Seller will train Buyer's personnel in connection with the installation, re-programming, use, and maintenance of the Products. Consistent with the requirements of Section 12.3, Seller shall


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                      give Buyer a reasonable number of copies of Product documentation, including, but not limited to, re-programming and installation instructions, standards and specifications, maintenance procedures and usage instructions, except as Seller reasonably considers to be proprietary or confidential.

               12.1.2 SALES TRAINING. Seller shall train Buyer's sales personnel on the Products, including training materials for on-site sales personnel training, providing detailed feature and benefits summaries, configuration drawings, accessory descriptions, programming instructions and the like.

               12.1.3 CUSTOMER SERVICE TRAINING. Seller shall train Buyer's customer operations personnel, including training materials for on-site customer service training, providing detailed feature, configuration drawings, trouble shooting Q&A, and programming instructions.

               12.1.4 REPRODUCTION RIGHTS; UPDATED TRAINING MATERIAL. Buyer has
                      the right to video tape all training classes conducted by Seller for Buyer's employees and to use the video tapes as training tools for new hires. Seller will provide Buyer with training documentation in both paper and electronic formats and for on-line documentation to be shared by multiple users. Seller will provide Buyer with updates to training manuals and training equipment and software at no charge to Buyer. Buyer will work with Seller to establish the training guidelines and modules. Seller will conduct training at Buyer's sites of choice with no more than five
                      (5) sites in each MTA or BTA for each category of training defined in Sections 12.1.1 through 12.1.3. Seller will provide Buyer with a training support line, during normal business hours, at no charge to Buyer. Buyer will provide Seller with a single point of contact for updates and resolutions.

        12.2 TECHNICAL SUPPORT. Seller shall provide, without charge, technical support to Buyer and End Users as described on Exhibit K.

        12.3 DOCUMENTATION. Seller shall supply Buyer with the documentation described below in both printed format and on magnetic storage medium. Where documentation exists in draft or preliminary form, it shall be supplied to Buyer in such draft or preliminary form, and updated as described in Section 12.4. All documentation supplied shall be in accordance with the best standards for similar Products, whether from Seller or other suppliers.

               12.3.1 TECHNICAL DOCUMENTATION. Except as Seller reasonably considers to be proprietary or confidential, technical documents to be supplied include, but are not limited to: block diagrams; service manual (including theory of operation); installation and preventive maintenance procedures; training manual; configuration guide; installation and planning guide; commercial/sales training instructions.

               12.3.2 FIRMWARE. Except as Seller reasonably considers to be proprietary or confidential, Seller shall provide to Buyer a firmware manual, including general description of firmware architecture, to the extent appropriate for the level of maintenance performed by Buyer.

               12.3.3 DELIVERY DATES AND REPRODUCTION. Complete sets of the documents described in Sections 12.3.1 and 12.3.2, inclusive, shall be delivered within a mutually agreed and established time schedule and in correspondence with any addition or modification to Products or the addition of new Products to this Agreement. Buyer is authorized to modify, reproduce and distribute such documents, whether in whole or in part, as Buyer sees fit, for purposes related to the operation, maintenance or business activities of its PCS business.

               12.3.4 TECHNICAL BULLETINS AND NOTES. Except as Seller reasonably considers to be proprietary or confidential, Seller shall provide to Buyer, without charge, all technical bulletins and notes related to Products, whether issued periodically or aperiodically.

               12.3.5 TEST AND DIAGNOSTIC MODE INFORMATION. Except as Seller
                      reasonably considers to be proprietary or confidential, Seller shall provide the information specified at Section
                      2.2 concerning the technical interface to Products, including test and diagnostic mode information.

               12.3.6 CUSTOMER SERVICE. Seller shall provide customer service to the extent and in the manner described in Attachment K. Further, Seller shall make a good faith effort to coordinate customer service efforts with Buyer's contractor, Wireless Data Services.

        12.4 SURVIVAL AND EXTENDED TERM. Seller shall be responsible for revising and issuing its documentation and for providing Buyer with complete and up-to-date documentation as provided in Section
               12.3 and for providing Buyer with technical support as provided in Section 12.2. Seller's obligations under Sections 12.2 and
               12.3 and this Section 12.4 shall survive the term of this Agreement and shall end three (3) years after the delivery of the last unit of any Product under this Agreement.

13      WARRANTY AND SERVICE REPAIR

        13.1 PRODUCT WARRANTY. Without reducing the scope of warranties provided by Seller elsewhere in this Agreement or that may be imposed upon Seller at law or in equity, Seller hereby represents and warrants to Buyer as follows:

               13.1.1 INTER-OPERABILITY TESTING. Seller shall warrant and certify that it has tested its PCS 1900 Products with PCS 1900 network infrastructure manufactured by Northern Telecom, Ericsson, Siemens, Motorola, Nokia and Lucent, to the extent these manufacturers have a functioning PCS 1900 test system and are willing to cooperate with Seller in such compatibility testing, and that the results of such tests demonstrate proper inter-operability as of the date of testing. Seller shall periodically inform Buyer of the status of its compatibility testing and shall provide such information to Buyer when Seller introduces a new configuration Product.

               13.1.2 REGULATORY APPROVALS. Seller warrants that all Products have received all necessary regulatory approvals and comply with all applicable federal and state laws, rules, regulations, and codes in existence during the term hereof (including without limitation FCC rules, regulations and requirements),.

               13.1.3 COMPLIANCE. Seller warrants that all Products will work on the full PCS spectrum, Bands A through F, inclusive, except as may be specifically excluded on a product-by-product basis in Buyer's sole discretion. Seller further warrants that the Products comply with all EIA/TIA, GSM, GSM NA, PTCRB, and ETSI standards and all other mutually agreed industry specifications and standards. Seller further warrants that the Products are and will be fully Year 2000 compliant, meaning that the advent of the Year 2000 shall not adversely affect the performance, operation, or networking of any Products, with respect to date or date-dependent data or functions.

               13.1.4 GOOD TITLE. Seller warrants that it has good title to the
                      Products and the right to sell them to Buyer free of any proprietary rights of any other party, security interest, lien or any other encumbrance whatsoever.

               13.1.5 OPERATIONS WARRANTY. Seller warrants that Products
                      furnished by Seller hereunder shall be free from defects in manufacture, material, design, workmanship and title, and shall conform to published specifications at the time of original purchase. This warranty shall not apply to any Product, or part thereof, which (i) has been modified or otherwise altered other than pursuant to Seller's written instructions or written approval, (ii) is in the normal course consumed or depleted in operation or, (iii) is not properly stored, installed, used, maintained or repaired other than by

                      Seller-authorized repair, or, (iv) has been subjected to any other type of misuse or detrimental exposure, or has been involved in an accident.

               13.1.6 If a Product fails to meet the foregoing Warranties during the warranty period, Seller shall promptly correct the failure. Any repaired or replacement part furnished hereunder shall be warranted for either the longer of (a) the remainder of the warranty period of the Products in which it is installed or (b) ninety (90) days after the repair or replacement. In the event that Seller is unable to correct the failure through either repair or replacement, Buyer shall return the Product and Seller shall refund the purchase price of the Product.

        13.2 LIMITATION. SUBJECT TO SECTIONS 4, 9, 11, AND 12, THE WARRANTIES SET FORTH IN THIS SECTION 13 ARE THE ONLY WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT ARE MADE BY SELLER TO BUYER AS TO THE PRODUCTS, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR COMMON LAW, ARE HEREBY EXPRESSLY DISCLAIMED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        13.3 END-USER WARRANTY. In addition, each Product shall come with such warranty to the End-User, as Seller shall establish as its standard End-User warranty for the Products from time to time, the current such standard warranty to the End-User being substantially in the form attached hereto as Attachment F. Under no circumstances shall the warranty period under the End-User warranty be for less than the longer of either (a) one year from the purchase of the Product or (b) ninety (90) days from the date of repair of the Product.

        13.4 SERVICE REPAIR AND REPLACEMENT. Seller shall maintain one or more authorized service centers as may be necessary to provide warranty service for the Products. The authorized service centers shall be equipped to repair or exchange, at no cost to the owner of the Product, defective Products that are within the warranty period, as described above. For products requiring repair or replacement after expiration of the applicable warranty period, Seller's authorized service center shall implement an exchange and repaid policy at reasonable rates.

        13.5 EXCHANGE PROGRAM. In order to minimize end-user time without Handsets in the event of warranty repairs, Seller shall support a Handset exchange program to be administered by PCS Partners or other servicer authorized by Seller and selected by Buyer (PCSP). Such support shall consist of (a) supplying an appropriate number of handsets and standard accessories to PCSP as seed stock sufficient to meet warranty replacement needs, and (b) the payment of fees to PCSP to cover repairs, refurbishing and one way standard ground freight for in-warranty defective Seller products received from end-users. PCSP shall use all in-warranty repaired and refurbished units as replacements under the exchange program.

        13.6 CONSISTENT FAILURES. Notwithstanding any disclaimer of warranties herein, where delivered Products repeatedly exhibit Defect failure rates during the warranty period with regard to any particular model of Product (i.e. any lot, batch, or other separately distinguishable group of Product sold or delivered to the End-user or remaining in inventory has more than ***of the same or similar Defect, or *** failure due to cumulative Defects), Seller and Buyer shall immediately initiate a joint program for appropriate countermeasures and, in addition to any other remedy ultimately available to Buyer under this Agreement or otherwise, Buyer shall have the option to exercise any of the following rights, individually or cumulatively:

               13.6.1 COVER. Buyer may purchase substitute products from another supplier, in which case Seller shall be liable to Buyer for Buyer's increased costs, including increased operating costs, resulting from the substitute products

               13.6.2 TERMINATE FOR CAUSE. Buyer may terminate this Agreement for cause; provided, however, Buyer shall deliver notice to Seller of its intent to terminate this Agreement for cause pursuant to this Section 13.6 and Seller shall be given thirty (30) days in which to completely remedy to Buyer's reasonable satisfaction the problem or problems creating the unacceptable consistent defective failure rate.

               13.6.3 RETURN OF DEFECTIVE PRODUCTS. Upon notice from Buyer of a
                      Product Defect, Seller shall issue a return authorization to Buyer within 48 hours of receipt of notice. A Defective Product may be returned directly by any Permitted Purchaser or by Buyer's distributors or retailers at Seller's expense. Seller shall accept returns even though the Product is no longer in its original point-of-sale packaging. Buyer agrees that each Defective Product is to be returned to Seller without its associated SIM. Buyer's distributors and retailers may return Defective Products for a period starting upon receipt of such Product and ending one (1) year after the last date the particular model of Product has been purchased and received by an End-User. Where Buyer elects to proceed under this Section 13.6.3, Seller shall issue an open credit memo to Buyer in the amount of the full invoice purchase price for all returned Products within thirty (30) days of return. Once repaired or replaced, the Products will be delivered with new invoices. This return policy shall continue to apply notwithstanding that Seller has discontinued the model of the Defective Products.


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               13.6.4 CANCELLATION OF PURCHASE ORDER. Cancel the Purchase Order,
                      in whole or in part, and return Defective and non-Defective Products to Seller. Should Buyer exercise its option under this section, Buyer's Minimum Purchase Quantity shall be reduced by the number of units returned. That number of units returned shall also count toward Buyer's recoupment of the Product Development Fee, as set forth in Section 4.2.

               13.6.5 RESHIPMENT. Require Seller to ship within 48 hours a comparable non-Defective Product to the location requested by Buyer, at Seller's expense; provided, however, such right shall be exercised by Buyer only for returns of twenty-five (25) or few units of Product.

               13.6.6 DURATION OF RIGHTS. Buyer shall be entitled to exercise its rights under Section 13.6 until such time as Seller establishes to Buyer's reasonable satisfaction that it has cured the consistent failures. Provided, however, that should Buyer have exercised its rights to terminate under
                      Section 13.6.2, Buyer shall be under no obligation to reinstate this Agreement and provided that should Buyer have exercised the remedies identified in Sections 13.6.1, Seller shall be obligated to supply alternative Products and cover Buyer's reasonable expenses, respectively, until Seller has demonstrated, through delivery of Products to Buyer, a period of three (3) consecutive months' compliance with a failure rate of *** in each delivery lot. Where Buyer elects to terminate this Agreement under
                      Section 13.6.2 during the Minimum Purchase Term, Seller shall be liable to Buyer for Buyer's increased costs for the remainder of the Minimum Purchase Term. Where Buyer elects the right of cover under section 13.6.1, for a period of forty-five (45) days following receipt by Seller of notice of Buyer's remedy, Buyer shall provide Seller the opportunity to negotiate the supply contract necessary to effect such cover.

        13.7   SURVIVAL AND TERM. The rights and warranties granted in this
               Section 13 shall survive the term of this Agreement and shall remain valid for the periods during which the right or warranty is provided as described in this Section 13.


14      TERMINATION; LIMITATION OF LIABILITY

        14.1 DEFAULT. In the event of a material breach of this Agreement, the non-breaching party shall have the right to terminate this Agreement upon thirty (30) days prior written notice of termination to the other party, unless such breach and any intervening breaches have been cured.

        14.2 BANKRUPTCY. Either party may terminate this Agreement by written notice in the event that the other party (i) applies for or consents to the appointment of, or the


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary proceeding under the Federal Bankruptcy code or under any other law relating to relief from creditors generally, or (iv) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the Federal Bankruptcy Code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

        14.3   LIMITATION OF LIABILITY.

               14.3.1 EXCEPT FOR SELLER'S LIABILITY UNDER SECTIONS 9, 12, 13, 15, 17, AND 18, AND EXCEPT FOR SELLER'S GROSSLY NEGLIGENT OR INTENTIONALLY WRONGFUL ACTS OR OMISSIONS, THE TOTAL LIABILITY OF SELLER, ON ANY AND ALL CLAIMS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY AGREEMENT RESULTING HEREFROM OR FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT OR USE OF THE PRODUCTS OR THE FURNISHING OF ANY SERVICE, SHALL NOT EXCEED THE PRICE ALLOCABLE TO THE PRODUCT OR SERVICE WHICH GIVES RISE TO THE CLAIM.

               14.3.2 Where a remedy, including a series of optional remedies or multiple remedies, is set forth in the Agreement, those remedies shall be the sole and exclusive remedies for the breach or event for which it is specified, unless such section states that the series of remedies are not exclusive of other remedies. Where no specific remedy is provided, the non-defaulting party shall have the right to recover from the defaulting party only its direct damages arising out of that breach or event. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT) SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS, OF THE OTHER PARTY, REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

        14.4 RIGHTS OF PARTIES UPON TERMINATION BY EITHER PARTY. In the event of a termination by Buyer or Seller pursuant to the terms hereof, the parties shall make an equitable accounting of any sums due Seller for partial deliveries, such accounting to be completed within sixty (60) days following the effective date of termination, with payment by Buyer to be completed within thirty
               (30) days following the completion of such accounting.

               Seller acknowledges and agrees that the Minimum Purchase Quantity commitment of Section 2.8 imposed upon Buyer shall be terminated in the event of any termination hereunder due to the Seller's breach of this Agreement.

         14.5 OTHER GROUNDS FOR TERMINATION. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Agreement may be terminated and the obligations of the parties hereunder shall be ended under the following circumstances:

                      (a) Buyer and Seller mutually agree in writing to terminate this Agreement;

                      (b) Buyer determines that the development of Products is more than 6 months behind the development schedule set forth in Attachment J; or

                      (c) Buyer determines that key performance requirements (e.g., dataspeeds, etc.) are beyond the deviation or tolerance standards set forth in this Agreement or in any Attachments hereto.


15      CONFIDENTIALITY

        15.1 CONFIDENTIAL INFORMATION DEFINED. During the term of this Agreement and thereafter it may be necessary for the parties to mutually exchange certain information, data and material of a proprietary nature whether relating to marketing, technical, financial and other matters. To be treated as confidential hereunder ("Confidential Information"), information disclosed in writing shall be marked as confidential or proprietary, and the disclosing party shall indicate the confidential nature of verbal information at the time of disclosure. All Confidential Information shall:

               15.1.1 BE HELD IN CONFIDENCE. Be received and retained in the strictest confidence by the parties and will be deemed to be proprietary information of the disclosing party and the recipient(s) of such Confidential Information agree(s) that it (or they) will not disclose it to third parties and further, will treat such information, data or material as proprietary using the same degree of care that it (or they) would normally use in protecting its (or their) own proprietary information.

               15.1.2 LIMITED USE. Be used by the parties hereto solely for the purpose of implementing this Agreement.

        15.2 EXCEPTIONS. The provisions of Section 15.1 above shall not apply to any Confidential Information which:

                      (a) Is known by the receiving party prior to the date hereof, and is not subject to or in violation of an obligation of confidentiality;

                      (b) Is or becomes public knowledge other than by default of the receiving party;

                      (c) Is obtained by the receiving party from a bona-fide third party having free right of disposal of such information;

                      (d) Is wholly and independently developed by receiving party without reference to the Confidential Information; or

                      (e) The receiving party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof, provided, however, that the recipient of the information shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

        15.3 SURVIVAL. This Section 15 shall survive any termination of this Agreement for a period of two (2) years.


16      FORCE MAJEURE

        16.1 FORCE MAJEURE. Neither of the parties hereto shall be liable for any damages or penalty for delay in performance of its obligations under this Agreement when such delay is due to acts of God, acts of civil or military authority, fires, floods, epidemics, war or riots, industry-wide strikes, lockouts or other labor disputes, , or any other causes beyond the reasonable control of such party. The party so affected shall, upon giving prompt written notice to the other party of the delay and the cause therefore, be excused from performance to the extent of the prevention, restriction or interference; provided, however, that the party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. In the event of Force Majeure delays, the time for performance shall be extended by mutual agreement of the parties as provided above, but in no case shall the extension exceed a day-for-day extension based upon the duration of the act of Force Majeure.

        16.2 BUYER'S RIGHT TO TERMINATE FOR FORCE MAJEURE. Should Force Majeure prevent Seller from timely performing under this Agreement, where the Force Majeure delays Seller's performance by such time that, in Buyer's reasonable judgment, Buyer has lost the benefit of the bargain or where the delay is such that Buyer must reasonably look to substitute supplies to protect Buyer's position, Buyer has the right to terminate this Agreement, notwithstanding the provisions of Section 18.1.

        16.3 SELLER'S RIGHT TO TERMINATE FOR FORCE MAJEURE. Should Force Majeure prevent Buyer's performance under this Agreement for a period of more than six (6) months, Seller has the right to terminate this Agreement, notwithstanding the provisions of
               Section 16.1.


17      PRODUCT LIABILITY INDEMNIFICATION

        Notwithstanding anything to the contrary contained herein, Seller agrees to defend, hold harmless and indemnify Buyer, its subsidiaries and Affiliates, and its and their officers, agents and employees, from and against any damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees) that arise out of, or result from, the death or bodily injury to, or damage to tangible property of any third party resulting (including Seller's employees) from the design, manufacture, or use of a Product, whether or not resulting from a Defect, produced by Seller or Seller's affiliate. Seller shall pay all costs, damages and reasonable attorneys' fees that a court awards as a result of such claim provided that: (i) Seller has sole control of the defense and related settlement negotiations; (ii) Buyer provides Seller with assistance, information and authority reasonably necessary for Seller to perform its obligations under this Section 17; and (iii) Buyer notifies Seller in writing within thirty (30) days of the discovery of the claim. Seller shall not be responsible for any settlement made without its consent. Buyer shall not be required to admit any liability either to obtain Seller's compliance with the indemnification provisions of this Section or for any other reason.


18      INTELLECTUAL PROPERTY INDEMNIFICATION

        18.1 Seller warrants that the Products furnished hereunder shall be delivered free of any rightful claim of any third party for infringement of any patent, copyright, trademark, trade secret, or other intellectual property right. If Buyer notifies Seller with thirty (30) days of the receipt of any claim that the Products infringes a patent, copyright, trademark, trade secret, or other intellectual property right, and gives Seller information assistance and exclusive authority to settle and defend such claim, Seller at its own expense shall indemnify, defend, and hold harmless

               Buyer, or may settle, any suit or proceeding against Buyer so far as based on a claimed infringement which breaches this warranty. If, in any such suit arising from such claim, the continued use of the Products for the purpose intended is enjoined by any court of competent jurisdiction, Seller shall, at its expense and option, either: (i) procure for Buyer the right to continue using the Products, or (ii) modify the Products so that they become non-infringing, or (iii) replace the Products or portions thereof so that they become non-infringing, or (iv) if none of (i), (ii), or (iii) can be accomplished within a reasonable period, accept the return of the Products and refund the purchase price. The foregoing states the entire liability of Seller for patent, copyright, trademark, trade secret or other intellectual property right infringement by the Products and is subject to any limitation of total liability set forth in this Contract. Buyer shall not be required to admit any liability either to obtain Seller's compliance with the indemnification provisions of this Section or for any other reason.

        18.2 The preceding subsection 18.1 shall not apply to: (i) any portion of the Products that is manufactured to Buyer's design, provided that the claim of infringement arose out of Buyer's design or
               (ii) the use of the Products for a purpose not intended or in conjunction with any other apparatus or material not supplied by Seller to the extent that such conjoined use causes the alleged infringement. As to any portion of the Products or use described in the preceding sentence, Seller assumes no liability whatsoever for patent, copyright, trademark, trade secrets, or intellectual property rights infringement.

        18.3 Seller will not be responsible for any compromise or settlement made without its written consent.

19      DISPUTE RESOLUTION

        19.1 INTERNAL ESCALATION. In the event that a dispute arises over the interpretation or application of any provision of this Agreement or the grounds for termination hereof, any party may request that the parties meet within ten (10) days of such request and seek to resolve the dispute by negotiation of the appropriate officers of each party, with the request for resolution being passed to each officer at the next higher level of authority, in turn. Such meetings shall be attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within ten (10) days after the first such meeting, the parties have not succeeded in negotiating a resolution of the dispute, or if it has not been possible to schedule a meeting within ten (10) days following request thereof by a party, a party may request that such dispute be mediated in accordance with Subsection 19.2. Notwithstanding anything to the contrary contained in the foregoing, any disputes with respect to intellectual property rights shall be submitted to the courts and not subject to the provisions of Subsection 19.2, unless otherwise agreed by both Buyer and Seller.

        19.2 MEDIATION. If the attempts to resolve a dispute described in Subsection 19.1 fail, then such dispute will be mediated by a mutually acceptable mediator to be chosen by Seller and Buyer within twenty (20) days after written notice by either party demanding mediation. A party may not unreasonably withhold consent to the selection of a mediator, and Seller and Buyer shall share the costs of mediation equally. Each party shall pay its own attorneys' fees. By mutual agreement, however, Seller and Buyer may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with some other form of alternate dispute resolution, such as neutral fact-finding or mini-trial.

        19.3 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties pursuant to Section 19.1 and 19.2, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association as set forth herein.

               19.3.1 SELECTION OF ARBITRATORS. Each party may select one arbitrator. Selection shall be completed within ten (10) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such ten (10) day period, the one selected shall act as sole arbitrator. If two (2) arbitrators have been selected, the two arbitrators selected shall select a third within fifteen
                      (15) days after their selection. If they fail to do so, the third arbitrator shall be selected by the American Arbitration Association. The arbitrators shall set a date of hearing no later than sixty (60) days from the date all arbitrators have been selected and shall enter a decision within thirty (30) days at the end of the proceeding

               19.3.2 LANGUAGE. All proceedings shall be conducted in the
                      English language.

               19.3.3 LOCATION. The arbitration shall take place at a location to be agreed upon by the parties. If the parties are unable to agree, the arbitration shall be in Bellevue, or Seattle, Washington, as designated by Buyer.

               19.3.4 FRCP TO APPLY. In any such arbitration proceeding the arbitrators shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court; provided, however, that each party shall be entitled to no more than four (4) depositions upon oral examination of no more than one (1) day in length each.

               19.3.5 FINAL AWARD. The award of any arbitration shall be final, conclusive and binding on the parties hereto.

               19.3.6 REMEDY. The arbitrators may award any legal or equitable remedy. The arbitration award shall include an award of reasonable attorney's fees, in the amount of such fees, to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

               19.3.7 INJUNCTIVE RELIEF. Either party to an arbitration
                      hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators' decision. Any such action called pursuant to this paragraph shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

        19.4 CONTINUE TO PERFORM. The parties shall continue to perform all obligations under the Agreement pending the above-described dispute resolution proceedings, subject to full reservation of rights at law or under this Agreement.

        19.5 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.


20      NON-EXCLUSIVE AGREEMENT

        This Agreement is a nonexclusive agreement. Buyer expressly reserves the right to contract with others for any of the goods or services it may require, including those that may duplicate Products.


21      INSURANCE

        21.1 SELLER TO MAINTAIN. Seller shall maintain and keep in force all risk insurance, in form and substance and with insurers reasonably satisfactory to Buyer, covering all Products delivered to Buyer the risk of loss to which has not passed to Buyer, and shall furnish Buyer with proof that such insurance has been obtained and is in force.

        21.2 LEVEL OF INSURANCE. Seller shall at all times while performing services on Buyer's premises carry insurance with limits not less than the limits described as follows:

                      (a) Employer's General Liability: Limits ***.

                      (b) Comprehensive General Public Liability: *** single limit bodily injury and property damage combined; such coverage shall include a broad form liability rider, completed operations coverage rider and contractual liability rider.

                      (c) An umbrella policy: with *** single limit bodily injury and property damage combined.

                      (d) Workmen's Compensation: maintained at least at the level required by statute in the states in which Seller is to perform work under this Agreement.

        21.3 CERTIFICATES OF INSURANCE. Seller shall provide Buyer with certificates of insurance (i) evidencing the insurance to be carried under this Article 21, naming the Buyer as an additional insured and (ii) including provisions that such insurance policy shall not be subject to cancellation, expiration or reduction without thirty (30) days written notice to Buyer.

        21.4 NO WAIVER. Notwithstanding the requirements as to insurance to be carried, the insolvency, bankruptcy or failure of any insurance company carrying insurance for either party, or failure of any such insurance company to pay claims accruing, shall not be held to waive any of the provisions of this Agreement or relieve either party from any obligations under this Agreement.

22      ASSIGNMENT

        22.1 CONSENT REQUIRED. Except as otherwise expressly provided in this Agreement, no party shall have the right to assign its rights or delegate its duties under this Agreement or any Purchase Order hereunder, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights and obligations hereunder to (1) any corporation resulting from any merger or other reorganization to which Buyer is a party, (2) any corporation, partnership, association, or other person or entity to which Buyer may transfer all or substantially all of its assets or business existing at such time, or (3) any entity which controls, is controlled by, or under common control with Buyer.

        22.2 INVALID WITHOUT COMPLIANCE. Any attempted assignment or delegation in contravention of this Section 22 shall be void and of no effect and shall be


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               grounds for immediate termination by the non-breaching party, for cause, as provided in Section 12 hereof.

        22.3 ASSIGNS. Subject to the provisions of Section 22.1 above, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, if any, of the parties hereto.


23      NOTICES

        Except as otherwise provided in this Agreement, or applicable Purchase Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and mailed by certified mail, return receipt request, facsimile transmission upon confirmation of receipt, overnight courier or hand delivery to the parties at the addresses set forth below or at such other addresses as may be designated by the parties in writing:

To:     Seller:

               NOVATEL INC.
               Attn: Greg Robins
               9360 Towne Center Drive, Suite 110
               San Diego, CA 92122
               Phone: 858-320-8813
               Fax: 858-784-0626

To:     Buyer:

               VoiceStream Wireless Corporation
               Attn:  David A. Miller
               Vice President of Legal Affairs
               3650 131st Ave. SE, Suite 200
               Bellevue WA  98006

               with a copy, which shall not constitute notice, to:

               Attn:  Stuart Funk
               Director of Contracts and Supplier Relations
               3650 131st Ave. SE, Suite 200
               Bellevue WA  98006

24      PUBLICITY

        Except with respect to Co-Op Advertising (for which Buyer is allowed to use Seller's name in accordance with Buyer's guidelines), Seller shall submit to Buyer and Buyer shall submit to Seller, as the case may be, all advertising, sales promotion, press releases and other publicity relating to the subject matter of this Agreement wherein Buyer's or Seller's name or names (including the names of Affiliates) are mentioned or language, signs, markings or symbols are used from which the connection of a Buyer's or Seller's name or names therewith may, in Buyer's or Seller's judgment, as applicable, be reasonably inferred or implied. Seller or Buyer, as applicable, shall not publish or use such advertising, sales promotion, press release or publicity matter without Buyer's Seller's, as applicable, prior written approval, which approval may be withheld or delayed for any or no reason.


25      COMPLIANCE WITH LAWS; GOVERNING LAW

        Each party shall comply with all applicable federal, state and local laws, regulations and codes, including the procurement of permits and licenses when needed, in the performance of this Agreement. Each party shall indemnify the other party against any loss or damage that may be sustained by reason of such party's failure to comply with such federal, state and local laws, regulations and codes. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington, without regard to the conflict of laws of Washington or any other state.


26      WAIVERS OF DEFAULT

        Waiver by a party of any default by another party shall not be deemed a waiver by the non-defaulting party of any other default. Failure of a party to exercise a right or remedy shall not be deemed a waiver of that right or remedy.


27      AMENDMENTS

        No provisions of this Agreement or any Purchase Order shall be deemed waived, amended or modified by a party, unless such waiver, amendment or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment or modification.


28      ORDER OF PRECEDENCE

        During the Term, Buyer's purchase of Products from Seller shall be deemed to be purchased under the terms and conditions of this Agreement. The terms and conditions of Buyer's Purchase Order, Seller's acknowledgments, invoices or any other writings by either party which differ from the terms hereunder shall not be effective unless specifically accepted in writing by amendment to this Agreement made separate and apart from said terms and conditions and signed by all of the parties to this Agreement. In the event of any conflict or inconsistency among the provisions of this Agreement and the documents attached and incorporated herein, such conflict or inconsistency shall be resolved, by giving precedence to this Agreement and thereafter to the Attachments.


29      HEADINGS

        The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


30      SEVERABILITY

        If any provision or any part of a provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire provision or the Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly, provided, that the deletion of such provision does not change the intent of the Agreement.


31      SURVIVAL

        The provisions contained in this Agreement that by their sense and context are intended to survive the cancellation or termination of this Agreement or any Purchase Order hereunder shall survive such Cancellation and termination.


32      LICENSE

        Except as specifically provided in Section 2 hereof, no licenses, express or implied, under any patents, copyrights, trademarks or trade secrets are granted by Buyer or Seller to the other hereunder.


33      PARTY RELATIONSHIP

        It is expressly understood that the parties intend by this Agreement to establish the relationship of independent contractors. No party shall have any authority to create or assume in the name of or on behalf of the other party any obligation, express or implied, nor to act or to purport to act as the agent or legally empowered representative of the other party hereto for any purpose whatsoever.

34      CONTRACT/TARGET DATES

        Performance of this Agreement will also be subject to Seller working towards completion of tasks subject to agreed target and contract completion dates, set out in Attachment J.


35      COUNTERPARTS

        This Agreement may be executed in two (2) separate counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same instrument.



36      ATTACHMENTS AND INCORPORATION

        36.1 INCORPORATION. The following documents attached hereto are incorporated herein by reference and made a part of this Agreement with the same force and effect as though set forth in their entirety herein (such documents together with this Agreement are herein referred to as the "Agreement").

               ATTACHMENT          DESCRIPTION
               Attachment A-1      Description of Product 1 (specifications)
               Attachment A-2      Description of Product 2 (specifications)
               Attachment A-3      Description of Product 3 (specifications)
               Attachment B        Dates for Completion of Attachments
               Attachment C        Prices
               Attachment D        Sample Testing Protocol
               Attachment E        Acceptance Test Procedures
               Attachment F        End-user warranty
               Attachment G        Database Format
               Attachment H        Advertising Display Material
               Attachment I        Return Policy
               Attachment J        GPRS Development Schedule
               Attachment K        Technical Support


37      ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof. All prior agreements, representations, statements, negotiations, understandings and undertakings are superseded hereby.

IN WITNESS HEREOF, THE PARTIES HEREBY EXECUTE THIS AGREEMENT BELOW.

SELLER:                                      BUYER:

Novatel Wireless Inc.,                       VoiceStream Wireless Corporation
a Delaware Corporation                       a Delaware Corporation


/s/                                          /s/
-----------------------------------          -----------------------------------
By:                                          By:


                                                       Cole Brodman
-----------------------------------          -----------------------------------
Name: [Print]                                Name: [Print]


Title:                                       Title:
      -----------------------------                -----------------------------

   ATTACHMENTS

Attachment A-1
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT A-1 PRODUCT 1 - GPRS - PCS PC CARD

Overview:

***

Features:

***

Specifications:

***




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      ***

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A-2
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT A-2 PRODUCT 2 - GPRS - PCS PC CARD 8-SLOT

Overview:

                                      ***

Features:

                                      ***

Specifications:

                                      ***

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      ***

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A-3
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT A-3 PRODUCT 3 -- GPRS  - GSM/PCS PC CARD 900/1900

Overview:

         ***
Features:

         ***

Specifications:

         ***



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        ***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT B DATES FOR COMPLETION OF ATTACHMENTS

ATTACHMENT            DESCRIPTION                                 Completion Date
----------            -----------                                 ---------------
 Attachment A-1       Description of Product 1 (specifications)      ***
 Attachment A-2       Description of Product 2 (specifications)      ***
 Attachment A-3       Description of Product 3 (specifications)      ***
 Attachment B         Dates for Completion of Attachments            ***
 Attachment C         Prices                                         ***
 Attachment D         Sample Testing Protocol                        ***
 Attachment E         Acceptance Test Procedures                     ***
 Attachment F         End-user warranty                              ***
 Attachment G         Database Format                                ***
 Attachment H         Advertising Display Material                   ***
 Attachment I         Return Policy                                  ***
 Attachment J         GPRS Development Schedule                      ***
 Attachment K         Technical Support                              ***



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment C
VoiceStream Wireless Corporation/Novatel Inc.



ATTACHMENT C PRICES

Net Price* to Buyer shall be determined by adding the Base Price plus all applicable adjustments as set forth below:


BASE PRICE

THE NOT-TO-EXCEED PRICE FOR PRODUCTS 1 THROUGH 3 AS DEFINED IN ATTACHMENTS A-1 THROUGH A-3 SHALL BE ***.

Prices charged in the future may be adjusted downward to the best prevailing market price at the time of shipment in accordance with the *** section of this agreement.

ADJUSTMENTS TO PRICE

                                                UPCHARGE    UPCHARGE
                                                APPLIED     APPLIED TO
SECTION                                         TO ALL      AFFECTED
NUMBER              SUBJECT                     PRODUCTS    PRODUCTS
-------             -------                     --------    --------
2.6.4               ***                                     ***
2.7                 ***                         ***


2.11.1              ***                         ***
2.15.2              ***                                     ***
2.20                ***                         ***
4.3                 ***                         ***
5.5                 ***                         ***

9.6                 ***                                     ***
12.1.2              ***                         ***
12.1.3              ***                         ***
12.2.1              ***                         ***
12.3.1              ***                         ***
12.3.2              ***                         ***
12.3.4              ***                         ***
12.3.5              ***                         ***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3.6              ***                         ***
Attachments A-1     ***                         ***
through A-3

****

ACCESSORY PRICES

No accessories are currently contemplated.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment D
VoiceStream Wireless Corporation/Novatel Inc.

ATTACHMENT D SAMPLE TESTING PROTOCOL

                                      ***



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

------------------------------------------------------------------------------------------

                                 ACCEPTANCE SAMPLE TESTING

------------------------------------------------------------------------------------------
                                                        NUMBER OF PRODUCTS FOUND
                                                 IN SAMPLE QUANTITY WITH A MAJOR DEFECT
------------------------------------------------------------------------------------------
                                                  ACCEPT IF THIS        REJECT IF THIS
                                               NUMBER OR FEWER ARE    NUMBER OR MORE ARE
LOT SIZE                   SAMPLE QUANTITY            FOUND                 FOUND
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------
***                              ***                   ***                   ***
------------------------------------------------------------------------------------------

Notwithstanding anything to the contrary set forth herein below, three Minor Defects (as defined in the Defect Categorization for AQL Testing table set forth herein below) of Handset Products shall also be deemed to constitute a Major Defect and contribute to the acceptance or rejection of a lot as provided in the table, rounded downward (i.e., five (5) Minor Defects should be counted as one
(1) Major Defect, while six (6) Minor Defects shall be counted as two (2) Major Defects).

Major and Minor Defects are determined on a per-Product basis (i.e., a single unit of Product with two (2) Major Defects is counted only as a single Major Defect for the purpose of acceptance or rejection of a lot).

Should Buyer reject a lot based upon sample testing in accordance with this Attachment E, Seller shall have the option to perform 100% testing of the lot, at Seller's sole expense, at Buyer's premises or elsewhere with Buyer having the right of observation of the tests and may re-submit the lot (less any defective units) to Buyer. Seller agrees that Buyer may then re-sample test the re-submitted lot, and Buyer may accept or reject such lot based on the testing criteria set forth above.

Seller shall provide Buyer with Product specifications, including pass/fail limits on parameters.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

------------------------------------------------------------------------------------------

                      DEFECT CATEGORIZATION FOR AQL TESTING

------------------------------------------------------------------------------------------
                   DEFECT TYPE                        MAJOR DEFECT        MINOR DEFECT
------------------------------------------------------------------------------------------
ESN does not match declared ESN                             X
------------------------------------------------------------------------------------------
Shipping container seriously damaged                                           X
------------------------------------------------------------------------------------------
Shipping list inconsistent with Purchase Order                                 X
------------------------------------------------------------------------------------------
Visual assembly defect, not repaired, per
Seller's workmanship standards                                                 X
------------------------------------------------------------------------------------------
Mechanical part missing, damaged or broken, but
not restricting product integration                                            X
------------------------------------------------------------------------------------------
Connectors damaged or not functional                        X
------------------------------------------------------------------------------------------
Failure to pass Seller's Product test program               X
------------------------------------------------------------------------------------------
Foreign material on the Product                             X
------------------------------------------------------------------------------------------
Display damaged or inoperable                               X
------------------------------------------------------------------------------------------
Failure to conform with the PCS 1900
specifications or Seller's Product tolerances               X
------------------------------------------------------------------------------------------

Attachment E
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT E  ACCEPTANCE TEST PROCEDURE

Pending
                    (To be jointly developed by the Parties)

Attachment F
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT F WARRANTY

Novatel warrants for a period either of the longer of 1 year from delivery at the customer's location or ninety days after repair or replacement that its Products are free from defects in material and workmanship, conform to Novatel specifications and that the software shall be free from errors which materially affect performance. THESE WARRANTIES ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOVATEL WIRELESS SHALL IN NO EVENT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OF ANY KIND OR NATURE DUE TO ANY CAUSE.



Novatel's obligations are limited to correction of such failure, repair or replacement and are conditioned upon the Product having been maintained in accordance with Novatel specifications and the Product not having been modified by any party other than Novatel except as expressly permitted in writing.


The foregoing warranties do not extend to (i) nonconformities, defects or errors in the Product due to accident, abuse, misuse or negligent use of the Product or use in other than a normal and customary manner, environmental conditions not conforming to Novatel's specifications, or failure to follow prescribed operating maintenance procedures, (ii) defects, errors or nonconformities in the Product due to modifications, alterations, additions or Product changes not made or authorized to be made by Novatel, (iii) normal wear and tear, or (iv) damage caused by force of nature or act of any third party.

Attachment G
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT G DATABASE FORMAT

                           (To be supplied by Novatel)

Attachment H
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT H ADVERTISING DISPLAY MATERIAL

                           (To be supplied by Novatel)

Attachment I
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT I RETURN POLICY


Recognizing that product sold to our customers is done so in good faith, the return of stock is considered contrary to the original purchase terms. However, at your request, Seller will consider the return of customer's inventory under certain market conditions. Seller will only consider credit returns if our customer has demonstrated active promotion and proper positioning of our product.

This agreement is necessitated by the cost prohibitive nature of stock returns and covers the blanket guidelines for processing a return. As a partner with Seller interested in growing our relationship and respective businesses, customers are asked to share the cost of this burden.

Note that each request for return must be specifically agreed to by the Seller customer representative and Seller management. To obtain approval for a specific restock return for credit, a customer signed agreement in accordance with the following return guidelines is required:

        The product must be in current production and directly purchased by Buyer within the last 90 days. If product is determined to been purchased from other suppliers, product will be returned to customer.

        The product must be in new, immediate resoluble condition including original packaging and master cartons.

        ***

        A return authorization will be provided by your sales representative. It will be valid for 30 days from issuance.

        Stock is to be returned to the Seller San Diego, California, facility.

        No custom products are returnable under this policy.

        Buyer shall pay freight on returns.

Credit will be provided to customer's account within thirty (30) days.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment J
VoiceStream Wireless Corporation/Novatel Inc.


ATTACHMENT J  GPRS DEVELOPMENT SCHEDULE

THE FOLLOWING SCHEDULE IS CONTINGENT UPON THE OPERABILITY AND COMMERCIAL AVAILABILITY OF A NORTH AMERICAN GSM 1900 NETWORK.

GPRS DEVELOPMENT SCHEDULE:

  -------------------------------------------------------------------------------------
                        14.4KBPS                43.3KBPS                56KBPS
  -------------------------------------------------------------------------------------
    PROTOTYPE
    QUANTITY               10                      20                     100
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------
       ***                ***                     ***                     ***
  -------------------------------------------------------------------------------------

GPRS PC CARD PRODUCT DEVELOPMENT MILESTONES:

FIRST 1 SLOT ENGINEERING SAMPLES:  ***
INDUSTRIAL DESIGN COMPLETE:  ***
ALPHA TEST BEGINS IN PC CARD FORM FACTOR:  ***
FCC CERTIFICATION BEGINS:  ***
PILOT RUN:  ***
BETA TEST BEGINS :  ***
CARRIER CERTIFICATION BEGINS:  ***
RELEASE TO MANUFACTURING:  ***
FIRST PRODUCTION UNITS:  ***

TARGET DEVELOPMENT SCHEDULE FOR 115KBPS GPRS*:

                ----------------------------------------------
                                          115KBPS
                ----------------------------------------------
                 SCHEDULE         PROTOTYPE-12 MONTHS ARO
                ----------------------------------------------
                                    VOLUME-14 MONTHS ARO
                ----------------------------------------------
                                  CONTINGENT ON SOURCE OF
                ----------------------------------------------
                                          SILICON
                ----------------------------------------------

                ----------------------------------------------


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               ----------------------------------------------
               CONFIGURATION      8 RECEIVE, 2 TRANSMIT
               ----------------------------------------------

               ----------------------------------------------
                  SPEED              115KBPS DOWNLOAD
               ----------------------------------------------
                                     28.8KBPS UPLOAD
               ----------------------------------------------

* Project totally dependent on delivery of silicon capable of this configuration.

Attachment K
VoiceStream Wireless Corporation/Novatel

ATTACHMENT K  TECHNICAL SUPPORT

                                TECHNICAL SUPPORT

Technical Support for the Novatel GSM/GPRS 900/1900 Mhz PC Card delivered to Voicestream or a Voicestream Designated Channel Partner will be managed via a three-tier Technical Support infrastructure and process as follows:


LEVEL ONE TECHNICAL SUPPORT

        Level one Technical Support will be provided by Voicestream or Voicestream Designated Channel Partner to their direct and indirect customers. Level one support is defined as calls* originating from Voicestream or Voicestream Designated Channel Partner customers, resellers or distributors regarding Voicestream or Voicestream Designated Channel Partner Service, Wireless Service Providers, Novatel GPRS PC Card products including but not limited to pre and post sale inquiries concerning the basic operation of the hardware and software, functionality, interoperability and capabilities of those products and services.

        For calls regarding the Novatel GPRS PC Card products, Voicestream or Voicestream Designated Channel Partner will make every attempt to answer customer questions and resolve issues using available tools, documentation, test equipment and other materials used to support the Novatel GPRS PC Card products (see training section below). If the customer question/issue regarding the Novatel GPRS PC Card product cannot be resolved by Voicestream or Voicestream Designated Channel Partner support personnel to the customers' satisfaction, the issue will be forwarded to Novatel level two Technical Support for further investigation and resolution.

        *Calls include phone calls, e-mail, web-based inquiries, faxes and letters.


LEVEL TWO TECHNICAL SUPPORT

    Level two Technical Support will be provided by Novatel Wireless support staff directly to Voicestream or Voicestream Designated Channel Partner level one support personnel to assist in the resolution of open customer issues that have not been resolved to Voicestream or Voicestream Designated Channel Partner customers satisfaction during a level one support call. Voicestream or Voicestream Designated Channel Partner will have direct access to designated support staff within the Novatel Wireless support organization for this purpose. A direct line of communication between the two organizations will be established and Novatel

    Wireless support technicians will be available during normal Voicestream or Voicestream Designated Channel Partner Technical Support operation hours to assist in resolution of customer problems. Novatel Wireless support engineering will work directly with Voicestream or Voicestream Designated Channel Partner support staff to resolve issues and answer questions, this may require Voicestream or Voicestream Designated Channel Partner support staff to gather additional information and provide system information or test results back to Novatel support staff to aid in the definition and resolution of the problem. It will be Voicestream or Voicestream Designated Channel Partner support staff's responsibility to communicate directly with the end-user customer. Problems that are not resolved *** or problems that are flagged as sensitive/mission critical will be escalated to level three Technical Support for final resolution.

LEVEL THREE TECHNICAL SUPPORT (ESCALATION)

        Level three Technical Support will be provided by Novatel support and system engineering staff to resolve issues that cannot be satisfactorily resolved by level one and level two support personnel. Level three support will handle all Voicestream or Voicestream Designated Channel Partner product escalations issues including unresolved support calls and will work directly with Novatel engineering staff to resolve those issues.

TECHNICAL SUPPORT TRAINING

        Technical Support training and documentation for the Novatel GPRS PC Card Product will be provided to Voicestream or Voicestream Designated Channel Partner level one support staff by Novatel Wireless. Voicestream or Voicestream Designated Channel Partner support staff will receive training on the general use, functionality, operation and compatibility of the Novatel GPRS PC Card products. In addition all support related documentation, training materials, notes, FAQ's, and web based support materials will be made available to Voicestream or Voicestream Designated Channel Partner for their use in supporting these products.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.